Exhibit 3.13

Certificate of Incorporation of

RentReport Inc.

A Close Corporation

FIRST: The name of the Corporation is RentReport Inc.

SECOND: Its registered office is to be located at Suite 606, 1220 N. Market St., Wilmington, DE 19801, County of New Castle. The registered agent in charge thereof is American Incorporators Ltd.

THIRD: The nature of business and purpose of the organization is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Laws.

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one thousand five hundred (1500). All such shares are to be without par value and are to be of one class.

FIFTH: The name and address of the incorporator are as follows:

Jeff J. Garvey

Suite 606

1220 N. Market St.

Wilmington, DE 19801

SIXTH: The powers of the undersigned incorporator will terminate upon filing of the certificate of incorporation. The name and mailing address of the person(s) who will serve as initial director(s) until the first annual meeting of stockholders or until a successor(s) is elected and qualified are:

Andrew Lermsider

1562 First Avenue, Suite 238

New York, NY 10028

SEVENTH: Each person who serves or who has served as a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payment of dividend or unlawful stock purchase or redemption as such liability is imposed under Section 174 of the General Corporation Laws of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

EIGHTH: All of the corporation’s issued stock, exclusive of treasury shares, shall be held of record by no more than thirty (30) persons.

NINTH: All of the issued stock of all classes shall be subject to one or more of the restrictions on transfer permitted by Section 202 of the General Corporation Law.

TENTH: The corporation shall make no offering of any of its stock of any class which would constitute a “public offering” within the meaning of the United States Securities Act of 1933, as it may be amended from time to time.

I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this certificate, and do certify that the facts stated herein are true, and I have accordingly set my hand.

/s/ Jeff J. Garvey
Jeff J. Garvey
INCORPORATOR

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

RENTREPORT INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

RentReport Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That the name of this Corporation is RentReport Inc.

SECOND: That this Corporation was incorporated pursuant to the General Corporation Law of the State of Delaware on January 4, 1999.

THIRD: That the Board of Directors of this Corporation by unanimous written consent of the Board of Directors dated as of June 25, 1999, duly adopted resolutions setting forth the Amendments to and Restatement of the Certificate of Incorporation herein contained (the “Amended and Restated Certificate”), declaring its advisability and directing that such Amended and Restated Certificate be submitted to the holders of the issued and outstanding common stock of this Corporation for approval in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “GCL”). The Amended and Restated Certificate was duly adopted, after having being declared advisable by the Board of Directors of this Corporation, by written consent of the holders of the majority of the common stock of this Corporation dated as of June 25, 1999, in accordance with the provisions of Section 228 of the GCL.

RESOLVED, that the certificate of incorporation of this Corporation be amended and restated in its entirety as follows:

ARTICLE I

The name of the Corporation is RentReport Inc.

ARTICLE II

The address of the registered office of this Corporation in the State of Delaware is 15 East North Street, Dover, Delaware. The name of the Corporation’s registered agent in the State of Delaware at such address is Incorporating Services, Ltd. County of Kent.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

A. Authorized Shares.

The total number of shares of all classes of stock that this Corporation is authorized to issue is One Million Three Hundred and Seventy-five Thousand (1,375,000) shares, $0.001 par value per share:

(i)	One Million Two Hundred and Fifty Thousand (1,250,000) of such shares are designated as Common Stock; and

(ii)	One Hundred and Twenty Five Thousand (125,000) shares are designated as Preferred Stock.

B. Common Stock.

(a) Dividend Rights, etc. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends and other distributions, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of this Corporation legally available therefor, such dividends and other distributions as may be declared from time to time by the Board of Directors, and such other distributions of the assets of this Corporation upon its liquidation, dissolution or winding up, whether voluntary or involuntary.

(b) Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of this Corporation, and each share of Common Stock shall be entitled to vote upon such matters and in such manner as may be provided by law and as provided by the bylaws.

C. Preferred Stock.

Authority is hereby expressly vested in the board of directors, subject to the provisions of this Article IV and to the limitations prescribed by law, to authorize the issue from time to time of one or more class or series of preferred stock and with respect to each such class or series to fix by resolution or resolutions adopted by the affirmative vote of a majority of the whole board of directors providing for the issue of such class or series the voting powers, full or limited, if any, of the shares of such class or series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. The authority of the board of directors with respect to each class or series shall include, but not be limited to, the determination or fixing of the following:

(1) The number of shares constituting such class or series and the designation of such class or series.

(2) The dividend rate of such class or series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of this Corporation’s capital stock, and whether such dividends shall be cumulative or non-cumulative.

2

(3) Whether the shares of such class or series shall be subject to redemption by this Corporation at the option of either this Corporation or the holder or both or upon the happening of a specified event, and, if made subject to any such redemption, the times or events, prices and other terms and conditions of such redemption.

(4) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such class or series.

(5) Whether or not the shares of such class or series shall be convertible into, or exchangeable for, at the option of either the holder or this Corporation or upon the happening of a specified event, shares of any other class or classes or of any other series of the same or any other class or classes of this Corporation’s capital stock, and, if provision be made for conversion or exchange, the times or events, prices, rates, adjustments, and other terms and conditions of such conversions or exchanges.

(6) The restrictions, if any, on the issue or reissue of any additional preferred stock, including increases or decreases in the number of shares of any class or series subsequent to the issue of shares of that series.

(7) The rights of the holders of the shares of such class or series upon the voluntary or involuntary liquidation, dissolution or winding up of this Corporation.

(8) Any right to vote with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate action, in addition to any voting powers required by law.

ARTICLE V

Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of this Corporation.

ARTICLE VI

The number of directors of this Corporation shall be fixed from time to time in the manner provided in the Bylaws of this Corporation duly adopted by the Board of Directors or by the stockholders.

ARTICLE VII

Elections of directors need not be by written ballot unless the Bylaws of this Corporation shall so provide.

ARTICLE VIII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of this Corporation may be kept (subject to any provision

3

contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this Corporation.

ARTICLE IX

A director of this Corporation shall, to the fullest extent permitted by the General Corporation Law as it now exists or as it may hereafter be amended, not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to this Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended, after approval by the stockholders of this Article, to authorize Corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

Any amendment, repeal or modification of this Article IX, or the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article IX, by the stockholders of this Corporation shall not apply to or adversely affect any right or protection of a director of this Corporation existing at the time of such amendment, repeal, modification or adoption.

ARTICLE X

Subject to the rights conferred upon stockholders herein, this Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute.

ARTICLE XI

To the fullest extent permitted by applicable law, this Corporation is authorized to provide indemnification of (and advancement of expenses to) agents of this Corporation (and any other persons to which General Corporation Law permits this Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to this Corporation, its stockholders, and others.

Any amendment, repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of this Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

4

IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by the President and the Secretary of this Corporation on this 29th day of June, 1999.

/s/ Brent Borland
Brent Borland, President

/s/Andrew Lermsider
Andrew Lermsider, Secretary

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

RENTREPORT INC.

RENTREPORT INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is RentReport Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 4, 1999, and was amended and restated on July 19, 1999.

2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “GCL”), this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation as heretofore supplemented or amended.

3. The text of the Amended and Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

FIRST: The name of the corporation is RentPort, Inc.

SECOND: The address of the registered office of the corporation in the State of Delaware shall be at 15 East North Street, City of Dover, County of Kent; and the name of its registered agent at such address shall be United Corporate Services, Inc.

THIRD: The nature of the business or purposes to be conducted or promoted is: To engage in any lawful act or activity for which a corporation may be organized under the GCL.

FOURTH: The total number of shares of all classes of stock which the Corporation has authority to issue is forty-five million (45,000,000) shares, consisting of forty million (40,000,000) shares of Common Stock, par value $.0001 per share (the “Common Stock”), and five million (5,000,000) shares of Preferred Stock, par value $.0001 per share (the “Preferred Stock”), which Preferred Stock shall have such designations, powers, preferences and rights as may be authorized by the Board of Directors from time to time.

The Board of Directors is hereby authorized, subject to the provisions contained in this Article FOURTH, to issue the Preferred Stock from time to time in one or more series, which Preferred Stock shall be preferred to the Common Stock as to dividends and distribution of assets of the Corporation upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, as hereinafter provided, and shall have such designations as may be stated in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors. In such resolution or resolutions providing for the issuance of shares of each particular series, the Board of Directors is hereby expressly authorized and empowered to fix the number of shares constituting such series and to fix the designations and any of the preferences, powers or rights of the shares of the series so established to the full extent allowable by law except insofar as such designations, preferences, powers or rights arc fixed herein. Such authorization in the Board of Directors shall expressly include the authority to fix and determine the designations, preferences, powers or rights of such shares in all respects including, without limitation, the following:

(i)	the rate of dividend;

(ii)	whether shares can be redeemed or called and, if so, the redemption or call price and terms and conditions of redemption or call;

(iii)	the amount payable upon shares in the event of dissolution, voluntary and involuntary liquidation or winding up of the affairs of the Corporation;

(iv)	purchase, retirement or sinking fund provisions, if any, for the call, redemption or purchase of shares;

(v)	the terms and conditions, if any, on which shares may be converted into Common Stock or any other securities;

(vi)	whether or not shares have voting rights, and the extent of such voting rights, if any; and

(vii)	whether shares shall be cumulative, noncumulative, or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.

COMMON STOCK

Section 1. Voting Rights. The holders of shares of Common Stock shall be entitled to one vote for each share so held with respect to all matters voted on by the stockholders of the Corporation, subject in all cases to the rights of the Preferred Stock, if any.

Section 2. Dividends. Subject to the rights of the Preferred Stock, if any, dividends may be paid on the Common Stock as and when declared by the Board of Directors.

Section 3. Liquidation Rights. Subject to the prior and superior right of the Preferred Stock, if any, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock shall be entitled to receive that portion of the remaining funds to be distributed in accordance with the provisions of this Certificate of Incorporation, as it may from time to time be amended or supplemented, including without limitation any supplement effected pursuant to a certificate of designations, setting forth such prior and superior rights. Such funds shall be paid to the holders of Common Stock pro rata on the basis of the number of shares of Common Stock held by each of them.

2

Section 4. Merger, Consolidation, Sale of Assets. Subject to the prior and superior rights of the Preferred Stock, if any, in the event of any merger or consolidation of the Corporation with or into another corporation in which the Corporation shall not survive, or the sale or transfer of all or substantially all of the assets of the Corporation to another entity, or a merger or consolidation in which the Corporation shall be the surviving entity but its Common Stock is exchanged for stock, securities or property of another entity, the holders of Common Stock shall be entitled to receive all cash, securities and other property received by the Corporation pro rata on the basis of the number of shares of Common Stock held by each of them.

Section 5. Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary in this Certificate of Incorporation, as it may from time to time be amended or supplemented, including without limitation any supplement effected pursuant to a certificate of designations, shall be vested in the Common Stock.

Upon the filing of this Amended and Restated Certificate of Incorporation, each one (1) issued and outstanding share of Common Stock of the Corporation shall automatically and without further action on the part of the holder thereof be split into 30,000 shares of validly issued, fully paid and non-assessable shares of Common Stock of the Corporation. No scrip or fractional shares will be issued by reason of this amendment.”

FIFTH: The corporation is to have perpetual existence.

SIXTH: In furtherance and not in limitation of the objects, purposes and powers conferred by statute, the Board of Directors of the corporation is expressly authorized to make, alter or repeal the By-Laws of the corporation.

SEVENTH: The corporation shall indemnify any director or officer of the corporation and may indemnify any other person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. No amendment to or repeal of this Article SEVENTH shall apply to or have any effect on the rights of any individual referred to in this

3

Article SEVENTH for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

EIGHTH: The directors of the corporation shall incur no personal liability to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director; provided, however, that the directors of the corporation shall continue to be subject to liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the directors derived an improper benefit. If the GCL is amended after the date of incorporation of the corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

NINTH: The corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TENTH: Elections of directors need not be by written ballot unless the By-Laws of the corporation shall so provide.

ELEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation.

IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Certificate of Incorporation to be signed by its President this 15 day of November, 1999.

By:	/s/ Brent D. Borland
Brent D. Borland
President

4

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

RENTPORT, INC.

RENTPORT, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is RentPort, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 4, 1999, and was amended and restated on July 19, 1999 and November 16, 1999.

2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “GCL”), this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation as heretofore supplemented or amended.

3. The text of the Amended and Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

FIRST: The name of the corporation is RentPort, Inc.

SECOND: The address of the registered office of the corporation in the State of Delaware shall be at 15 East North Street, City of Dover, County of Kent; and the name of its registered agent at such address shall be United Corporate Services, Inc.

THIRD: The nature of the business or purposes to be conducted or promoted is: To engage in any lawful act or activity for which a corporation may be organized under the GCL.

FOURTH: The total number of shares of all classes of stock which the Corporation has authority to issue is one hundred and thirty three million (133,000,000) shares, consisting of one hundred million (100,000,000) shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and thirty three million (33,000,000) shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), thirty three million (33,000,000) shares of which are designated Series A Preferred Stock.

FIFTH: The designations, powers, preferences and rights granted to or imposed upon the Common Stock and Preferred Stuck are as follows:

COMMON STOCK

Section 1. Voting Rights. The holders of shares of Common Stock shall be entitled to one vote for each share so held with respect to all matters voted on by the stockholders of the Corporation, subject in all cases to the rights of the Preferred Stock.

Section 2. Dividends. Subject to the rights of the Preferred Stock, dividends may be paid on the Common Stock as and when declared by the Board of Directors.

Section 3. Liquidation Rights. Subject to the prior and superior right of the Preferred Stock, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock shall be entitled to receive that portion of the remaining funds to be distributed in accordance with the provisions of this Certificate of Incorporation, as it may from time to time be amended or supplemented, including without limitation any supplement effected pursuant to a certificate of designations, setting forth such prior and superior rights. Such funds shall be paid to the holders of Common Stock pro rata on the basis of the number of shares of Common Stock held by each of them.

Section 4. Merger, Consolidation, Sale of Assets. Subject to the prior and superior rights of the Preferred Stock, in the event of any merger or consolidation of the Corporation with or into another corporation in which the Corporation shall not survive, or the sale or transfer of all or substantially all of the assets of the Corporation to another entity, or a merger or consolidation in which the Corporation shall be the surviving entity but its Common Stock is exchanged for stock, securities or property of another entity, the holders of Common Stock shall be entitled to receive all cash, securities and other property received by the Corporation pro rata on the basis of the number of shares of Common Stock held by each of them.

Section 5. Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary in this Certificate of Incorporation, as it may from time to time be amended or supplemented, including without limitation any supplement effected pursuant to a certificate of designations, shall be vested in the Common Stock.

PREFERRED STOCK

Section 1. Dividends.

1A. General Obligation. When and as declared by the Corporation’s Board of Directors and to the extent permitted under the Delaware Business Corporation Law, the Corporation shall pay preferential dividends to the holders of the Series A Convertible Participating Preferred Stock (the “Preferred Stock”) as provided in this Section 1. Except as otherwise provided herein, dividends on each share of the Preferred Stock (a “Share”) shall accrue, whether or not declared or paid, on a daily, non-compounded basis at the rate of eight percent (8%) per annum of the Liquidation Value thereof from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share along with all accrued and unpaid dividends thereon is paid to the holder thereof in connection with either a Liquidation Event (as defined below) or the redemption of such Share

2

by the Corporation, (ii) the date on which such Share is converted into shares of Conversion Stock hereunder or (iii) the date on which such Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Share shall be deemed to be its “date of issuance” regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

1B. Participating Dividends. In the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of the Preferred Stock at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Preferred Stock had all of the outstanding Preferred Stock been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

Section 2. Liquidation.

2A. Payment of Preference. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary) (a “Liquidation Event”), each holder of Preferred Stock shall be entitled to be paid (a “Preferred Liquidation Payment”), before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder along with all accrued and unpaid dividends thereon. If upon any such Liquidation Event the Corporation’s assets to be distributed among the holders of the Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2A, then the entire assets available to be distributed to the Corporation’s stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value along with all accrued and unpaid dividends thereon of the Preferred Stock held by each such holder. Not less than sixty (60) days prior to the payment date stated therein, the Corporation shall mail written notice of any such Liquidation Event to each record holder of Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such Liquidation Event.

2B. Participation. Upon any Liquidation Event, immediately after the holders of Preferred Stock shall have been paid in full in cash the Liquidation Value of each Share along with any accrued and unpaid dividends thereon pursuant to paragraph 2A above, the remaining assets of the Corporation available for distribution shall be distributed in the following order and priority:

3

(i) First, to the holders of outstanding Common Stock, an aggregate amount equal to $13,500,000 in the aggregate pro rata based on the number of shares of Common Stock held by each such holder.

(ii) Second, the remaining assets of the Corporation available for distribution shall be distributed ratably among the holders of Common Stock and Preferred Stock on an as converted basis.

2C. Change of Control. At the election of holders of at least 75% of the then outstanding shares of Preferred Stock, the occurrence of a Change of Control shall be deemed to be a Liquidation Event for purposes of this Section 2, and the holders of the Preferred Stock shall be entitled to receive payment from the Corporation of the amounts payable with respect to the Preferred Stock upon a Liquidation Event under this Section 2 in cancellation of their Shares upon the consummation of any such transaction. In the event that the holders of the Preferred Stock have not elected to receive such payment and such Change of Control constitutes an Organic Change, the provisions of section 5E shall be applicable to such Change in Control.

Section 3. Redemptions.

3A. Scheduled Redemption. Subject to the provisions of this Section 3, on each of the dates specified below (each, a “Redemption Date”), at the option of any holder of Preferred Stock, the Corporation shall redeem, out of funds legally available therefor, the corresponding percentage specified below of the outstanding Shares then held by such holder at a price per Share equal to the Liquidation Value along with any accrued and unpaid dividends thereon:

REDEMPTION DATE	SPECIFIED PERCENTAGE
December 31, 2002	33.33%
December 31, 2003	33.33%
December 31, 2004	33.33%

3B. Redemption Payments. For each Share which is to be redeemed hereunder, the Corporation shall be obligated on the applicable Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation’s principal office of the certificate representing such Share), out of funds legally available therefor, an amount in cash in immediately available funds equal to the Liquidation Value of such Share along with all accrued and unpaid dividends thereon (the “Redemption Price”). If the funds of the Corporation legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Shares pro rata among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends thereon) of such Shares held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

4

3C. Notice of Redemption. Each holder of Preferred Stock shall give written notice (a “Redemption Notice”) of its election to exercise its redemption rights under paragraph 3A above to the Corporation not more than thirty (30) nor less than ten (10) days prior to the date on which such redemption is to be made. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within five (5) Business Days after surrender of the certificate representing the redeemed Shares.

3D. Dividends After Redemption Date. No Share shall be entitled to any dividends accruing after the date on which the Liquidation Value of such share along with any accrued and unpaid dividends thereon is paid to the holder of such Share or set aside for payment. On such date, all rights of the holder of such Share shall cease, and such Share shall no longer be deemed to be issued and outstanding.

3E. Redeemed or Otherwise Acquired Shares. Any Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares of preferred stock and shall not be reissued or sold as shares of Preferred Stock or transferred.

3F. Other Redemptions or Acquisitions. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any Shares of Preferred Stock, except pursuant to and in accordance with the terms hereof.

Section 4. Voting Rights.

4A. Election of Directors. In the election of directors of the Corporation, the holders of the Preferred Stock, voting separately as a single class to the exclusion of all other classes of the Corporation’s capital stock and with each Share of Preferred Stock entitled to one vote, shall be entitled to elect two (2) directors (the “Investor Directors”) to serve on the Corporation’s Board of Directors until their successors are duly elected by the holders of the Preferred Stock or they are removed from office by the holders of the Preferred Stock. If the holders of the Preferred Stock for any reason fail to elect a director to fill any such directorship, the election of an individual to such directorship shall be accomplished in accordance with the Company’s Bylaws and applicable law; provided that the holders of the Preferred Stock may subsequently remove and replace such person.

4B Other Voting Rights. The holders of the Preferred Stock shall be entitled to notice of all stockholders meetings in accordance with the Corporation’s bylaws, and except as otherwise required by applicable law, the holders of the Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock voting together as a single class with each share of Common Stock entitled to one vote per share and each Share of Preferred Stock entitled to one vote for each share of Common Stock issuable upon conversion of such Share of Preferred Stock as of the record date for such vote or, if no record date is specified, as of the date of such vote; provided, that the holders of Preferred Stock shall not be entitled to vote to elect any directors other than the Investor Directors which such holders are entitled to elect pursuant to Section 4A hereof

5

5. Conversion.

5A. Conversion Procedure.

(i) Subject to the provisions of this Section 5, at any time and from time to time, any holder of Preferred Stock may convert all or any portion of the Preferred Stock (including any fraction of a Share) held by such holder into a number of shares of Conversion Stock computed by dividing (A) the product of the number of Shares to be converted multiplied by $0.3528 by (B) the Conversion Price then in effect.

(ii) Except as otherwise provided herein, each conversion of Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Preferred Stock to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

(iii) The conversion rights of any Share actually redeemed hereunder shall terminate on the applicable Redemption Date for such Share.

(iv) Notwithstanding any other provision hereof, if a conversion of Preferred Stock is to be made in connection with a Qualified Public Offering, Change of Control or other transaction affecting the Corporation, the conversion of any Shares of Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

(v) As soon as possible after a conversion has been effected (but in any event within three (3) Business Days after notice of such conversion has been delivered to the Corporation, provided that such conversion has been effected by such date, in the case of subparagraph (a) below), the Corporation shall deliver to the converting holder:

(a) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

(b) subject to clause 5A(vi), payment in an amount equal to all accrued and unpaid dividends with respect to each Share converted plus the amount payable under subparagraph (x) below with respect to such conversion; and

(c) a certificate representing any Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

(vi) If at the time of any conversion, an Event of Noncompliance described in Sections 7(a)(i) or 7(a)(iv) hereof shall have occurred and be continuing, any portion of the

6

accrued and unpaid dividends on the Preferred Stock may, at the converting holder’s option, be converted into an additional number of shares of Conversion Stock determined by dividing the amount of the unpaid dividends to be applied for such purpose, by the Conversion Price then in effect. If the converting holder so elects, if the Corporation is not permitted under applicable law to pay any portion of the accrued and unpaid dividends on the Preferred Stock being converted, the Corporation shall pay such amounts to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment and at the request of any such converting holder and the Corporation shall provide such holder with written evidence of its obligation to such holder.

(vii) The issuance of certificates for shares of Conversion Stock upon conversion of the Preferred Stock shall be made without charge to the holders of such Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock, excluding any tax or other charge imposed in connection with any transfer in connection with the issue and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock were registered. Upon conversion of each Share, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

(viii) The Corporation shall not close its books against the transfer of Preferred Stock or of Conversion Stock issued or issuable upon conversion of Preferred Stock in any manner which interferes with the timely conversion of Preferred Stock. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

(ix) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of Preferred Stock, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Preferred Stock. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as maybe necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of Preferred Stock.

(x) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Fair Market Value of such fractional interest as of the date of conversion.

7

(xi) If the shares of Conversion Stock issuable by reason of conversion of Preferred Stock are convertible into or exchangeable for any other stock or securities of the Corporation, the Corporation shall, at the converting holder’s option, upon surrender of the Shares to be converted by such holder as provided herein together with any notice, statement or payment required to effect such conversion or exchange of Conversion Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Conversion Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified

5B. Conversion Price.

(i) The initial Conversion Price shall be $0.3528. In order to prevent dilution of the conversion rights granted under this Section 5, the Conversion Price shall be subject to adjustment from time to time pursuant to this paragraph 5B.

(ii) if and whenever on or after the original date of issuance of the Preferred Stock the Corporation issues or sells, or in accordance with paragraph 5C is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Conversion Price shall be reduced to the lower of:

(a) the Conversion Price then in effect minus an amount equal to the product of (x) the Conversion Price in effect immediately prior to such issuance or sale less the lowest net price per share at which any such share of Common Stock has been issued or sold multiplied by (y) 0.50; and

(b) an amount determined by dividing (1) the sum of (x) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (y) the consideration, if any, received by the Corporation upon such issue or sale, by (2) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

(iii) Notwithstanding the foregoing, there shall be no adjustment in the Conversion Price hereunder as a result of any issuance or sale of Common Stock (a) to employees, consultants, members of management or directors of the Company pursuant to and in accordance with the 1999 Stock Incentive Plan, (b) otherwise so long as aggregate Fair Market Value of such Common Stock does not exceed $1 million at any time after the original date of issuance and such issuance and sale has been approved by the Board of Directors or (c) to unaffiliated third parties in connection with any strategic alliances or mergers and acquisitions approved by each of the Investor Directors.

5C. Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under paragraph 5B, the following shall be applicable:

8

(i) Issuance of Rights or Options. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 5, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which

9

would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of paragraph 5C, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Preferred Stock are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided, that no such change shall at any time cause the Conversion Price hereunder to be increased.

(iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of paragraph 5C, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Preferred Stock shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Preferred Stock.

(v) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Fair Market Value thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

(vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

10

(vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

(viii) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

5D. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

5E. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an “Organic Change”. Subject to Section 2C hereof, prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Preferred Stock then outstanding) to insure that each of the holders of Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Preferred Stock immediately prior to such Organic Change. Subject to Section 2C hereof, in each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Preferred Stock then outstanding) to insure that the provisions of this Section 5 and Sections 1, 2 and 8 hereof shall thereafter be applicable to the Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Preferred Stock, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). In the event that such Organic Change is a Change of Control, unless pursuant to paragraph 2C the holders of 75% of the then outstanding shares of Preferred Stock have elected to receive the

11

amounts payable to such holders under paragraph 2C in exchange for each share of Preferred Stock held by each such holder, the Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

5F. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation’s Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Preferred Stock; provided, that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 5 or decrease the number of shares of Conversion Stock issuable upon conversion of each Share.

5G. Notices.

(i) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

(ii) The Corporation shall give written notice to all holders of Preferred Stock at least twenty (20) days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

(iii) The Corporation shall also give written notice to the holders of Preferred Stock at least twenty (20) days prior to the date on which any Organic Change shall take place.

5H. Mandatory Conversion. Upon the consummation of a Qualified Public Offering, all outstanding shares of Preferred Stock shall automatically convert into Common Stock in accordance with the terms of this paragraph 5H. Any mandatory conversion pursuant to this paragraph 5H shall only be effected at the time of and subject to the closing of the consummation of such Qualified Public Offering and upon written notice of such mandatory conversion delivered to all holders of Preferred Stock at least thirty (30) days prior to such Qualified Public Offering.

Section 6. Purchase Rights. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stuck (the “Purchase Rights”), then each holder of Preferred Stock shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such

12

holder’s Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

Section 7. Events of Noncompliance.

7A. Definition. An Event of Noncompliance shall have occurred if:

(i) the Corporation fails to make any redemption payment with respect to the Preferred Stock which it is required to make hereunder for five days from the date such payment is due, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

(ii) the Corporation breaches or otherwise fails to perform or observe the covenants set forth in sections 7.1(h), 7.3 and 7.4 of the Purchase Agreement and if such breach or failure is of a type that is curable, fails to cure such breach within twenty (20) days of written notice thereof;

(iii) within the applicable survival period for such representation or warranty as set forth in the Purchase Agreement, (a) it is discovered that any representation or warranty contained in Section 4.3 of the Purchase Agreement was false or misleading in any material respect on the date made or (b) it is discovered that any representation or warranty contained in Section 4.5(b) of the Purchase Agreement was false or misleading in any material respect on the date made;

(iv) the Corporation or any material Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any material Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any material Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any material Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any material Subsidiary or of any substantial part of the assets of the Corporation or any material Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any material Subsidiary and either (a) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days;

(v) a judgment is rendered against the Corporation or any Subsidiary, the uninsured portion of which is in excess of $500,000 and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

13

(vi) the Corporation or any Subsidiary defaults in the performance of any obligation or agreement if the effect of such default is to cause an amount exceeding $500,000 to become due prior to its stated maturity or to permit the holder or holders of any obligation to cause an amount exceeding $500,000 to become due prior to its stated maturity.

7B. Consequences of Events of Noncompliance.

(i) If an Event of Noncompliance (other than an Event of Noncompliance described in section 7A(v) or 7A(vi)) has occurred, the dividend rate on the Preferred Stock shall increase immediately by an increment of 2.0 percentage point(s). Thereafter, until such time as no Event of Noncompliance exists, the dividend rate shall increase automatically at the end of each succeeding 90-day period by an additional increment of 2.0 percentage point(s) (but in no event shall the dividend rate exceed 10% solely in the event of the occurrence of an Event of Noncompliance described in Section 7A(iii)(b) or 20% in the event of any other applicable Event of Noncompliance)). Any increase of the dividend rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this paragraph.

(ii) If an Event of Noncompliance (other than an Event of Noncompliance described in section 7A(iv), 7A(v) or 7A(vi)) has occurred, the holder or holders of a majority of the Preferred Stock then outstanding may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Preferred Stock owned by such holder or holders at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall give prompt written notice of such election to the other holders of Preferred Stock (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder’s Preferred Stock by giving written notice thereof to the Corporation within seven days after receipt of the Corporation’s notice. The Corporation shall redeem all Preferred Stock as to which rights under this paragraph have been exercised within 15 days after receipt of the initial demand for redemption.

(iii) If an Event of Noncompliance of the type described in subparagraph 7A(iv) has occurred, all of the Preferred Stock then outstanding shall be subject to immediate redemption by the Corporation (without any action on the part of the holders of the Preferred Stock) at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall immediately redeem all Preferred Stock upon the occurrence of such Event of Noncompliance.

(iv) If an Event of Noncompliance (other than an Event of Noncompliance described in section 7A(v) or 7A(vi)) has occurred and continues for a period of thirty (30) days, the Conversion Price of the Preferred Stock shall be reduced immediately by 10% of the Conversion Price in effect immediately prior to such adjustment. Thereafter, other than with respect to an Event of Noncompliance described in Section 7A(iii)(b) (with respect to which there shall be no further adjustment to the Conversion Price pursuant to this sentence) until such time as no Event of Noncompliance exists, the Conversion Price shall be reduced at the end of each of the next four succeeding 90-day periods by an additional 10% of the Conversion Price in effect immediately prior to such adjustment.

14

(v) If any Event of Noncompliance described in Sections 7(a)(i) or 7(a)(iv) hereof has occurred, the number of directors constituting the Corporation’s Board of Directors shall, at the request of a majority of the Preferred Stock then outstanding, be increased by one member, and the holders of Preferred Stock shall have the special right, voting separately as a single class (with each Share being entitled to one vote) and to the exclusion of all other classes of the Corporation’s stock, to elect an individual to fill such newly created directorship, to fill any vacancy of such directorship and to remove any individual elected to such directorship. The newly created directorship shall constitute a separate class of directors, and the director elected by the holders of the Preferred Stock shall be entitled to cast a number of votes on each matter considered by the Board of Directors (including for purposes of determining the existence of a quorum) equal to the sum of the number of votes entitled to be cast by all of the other directors plus one.” The special right of the holders of Preferred Stock to elect a member of the Board of Directors may be exercised at the special meeting called pursuant to this subparagraph (v), at any annual or other special meeting of stockholders and, to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a stockholders meeting. Such special right shall continue until such time as there is no longer any Event of Noncompliance in existence, at which time such special right shall terminate subject to revesting upon the occurrence and continuation of any Event of Noncompliance which gives rise to such special right hereunder.

At any time when such special right has vested in the holders of Preferred Stock, a proper officer of the Corporation shall, upon the written request of holders of at least 25% of the Preferred Stock then outstanding, addressed to the secretary of the Corporation, call a special meeting of the holders of Preferred Stock for the purpose of electing director pursuant to this subparagraph. Such meeting shall be held at the earliest legally permissible date at the principal office of the Corporation, or at such other place designated by the holders of at least 10% of the Preferred Stock then outstanding. If such meeting has not been called by a proper officer of the Corporation within 10 days after personal service of such written request upon the secretary of the Corporation or within 20 days after mailing the same to the secretary of the Corporation at its principal office, then the holders of at least 10% of the Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders and shall be held at the Corporation’s principal office, or at such other place designated by the holders of at least 10% of the Preferred Stock then outstanding. Any holder of Preferred Stock so designated shall be given access to the stock record books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to this subparagraph.

At any meeting or at any adjournment thereof at which the holders of Preferred Stock have the special right to elect directors, the presence, in person or by proxy, of the holders of a majority of the Preferred Stock then outstanding shall be required to constitute a quorum for the election or removal of any director by the holders of the Preferred Stock exercising such special right. The vote of a majority of such quorum shall be required to elect or remove any such director.

Any director so elected by the holders of Preferred Stock shall continue to serve as a director until the expiration of the lesser of (a) a period of six months following the date on

15

which there is not longer any Event of Noncompliance in existence or (b) the remaining period of the full term for which such director has been elected. After the expiration of such six-month period or when the full term for which such director has been elected ceases (provided that the special right to elect directors has terminated), as the case may be, the number of directors constituting the board of directors of the Corporation shall decrease to such number as constituted the whole board of directors of the Corporation immediately prior to the occurrence of the Event or Events of Noncompliance giving rise to the special right to elect directors.

(vi) If any Event of Noncompliance exists, each holder of Preferred Stock shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

Section 8. Registration of Transfer.

The Corporation shall keep at its principal office a register for the registration of Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate.

Section 9. Replacement.

Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided, that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Section 10. Definitions.

“1999 Stock Incentive Plan” means the Corporation’s 1999 Stock Incentive Plan approved by the Corporation’s Board of Directors on July 22, 1999, and as amended and in effect on March 31, 2000.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close.

16

“Change of Control” means (a) any sale, transfer or issuance or series of sales, transfers and/or issuances of Common Stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term “group” is used under the Securities Exchange Act of 1934), other than the holders of Preferred Stock as of the date of issuance of such Shares, beneficially owning (as such term is used in the Securities Exchange Act of 1934) more than 50% of the Common Stock outstanding at the time of such sale, transfer or issuance or series of sales, transfers and/or issuances, (b) any sale or transfer of all or substantially all of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Corporation’s Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of business) and (c) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Preferred Stock are not changed and the Preferred Stock is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation’s outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board of Directors immediately prior to the merger shall continue to own the Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board of Directors.

“Common Stock” means, collectively, the Corporation’s Common Stock, $0.001 par value per share, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

“Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to subparagraphs 5C(i) and 5C(ii) hereof whether or not the Options or Convertible Securities are actually exercisable at such time.

“Conversion Stock” means shares of the Corporation’s Common Stock, no par value per share; provided, that if there is a change such that the securities issuable upon conversion of Preferred Stock are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term “Conversion Stock” shall mean one share of the security issuable upon conversion of Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

“Convertible Securities” means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock

“Fair Market Value” of any security means the average of the closing prices of such security’s sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the

17

Nasdaq Stock Market System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the Nasdaq Stock Market System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of twenty-one (21) days consisting of the day as of which “Fair Market Value” is being determined and the twenty (20) consecutive Business Days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the Nasdaq Stock Market System or the over-the-counter market, the “Fair Market Value” shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by a nationally recognized independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

“Junior Securities” means any capital stock or other equity securities of the Corporation, except for the Preferred Stock.

“Liquidation Value” of any Share as of any particular date shall be equal to $0.3528.

“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Organic Change” has the meaning given that term in paragraph 5E herein.

“Person” means an individual, a partnership, a corporation, a limited liability company, a limited liability partnership, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof

“Preferred Stock” has the meaning given that term in paragraph 1A herein.

“Purchase Agreement” means the Preferred Stock Purchase Agreement, dated as of March 31, 2000, by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

“Qualified Public Offering” means the sale, in a firmly underwritten public offering registered under the Securities Act and underwritten by a nationally recognized investment bank approved by vote of a majority of the Board of Directors, of shares of Common Stock (a) having a per share value (based on the aggregate proceeds received by the Corporation in such offering, prior to applicable underwriting discounts or commissions) of no less than $1.41 (but after giving effect to any stock splits, reverse stock splits, recapitalizations, consolidations or similar transactions consummated in connection with such offering) and (b) resulting in gross proceeds to the Corporation of at least $20 million.

“Redemption Date” as to any Share has the meaning given that term in Section 3 herein; provided, that no such Redemption Date specified herein shall be a Redemption Date

18

unless the Liquidation Value of such Share along with all accrued and unpaid dividends thereon is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

Section 11. Amendment and Waiver.

No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 12 hereof without the prior written consent of the holders of at least a majority of the Preferred Stock outstanding at the time such action is taken.

Section 12. Notices.

Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be (i) delivered in person, (ii) transmitted by telecopy, (iii) sent by registered or certified mail, postage prepaid with return receipt requested, or (iv) sent by reputable overnight courier service, fees prepaid, to (x) the Corporation, at its principal executive offices and (y) to any stockholder, at such stockholder’s address or telecopy as it appears in the records of the Corporation (unless otherwise indicated in writing by any such stockholder). Notices shall be deemed given upon personal delivery, upon receipt of return receipt in the case of delivery by mail, upon acknowledgment by the receiving telecopier or one day following deposit with an overnight courier service.

SIXTH: The corporation is to have perpetual existence.

SEVENTH: In furtherance and not in limitation of the objects, purposes and powers conferred by statute, the Board of Directors of the corporation is expressly authorized to make, alter or repeal the By-Laws of the corporation.

EIGHTH: The corporation shall indemnify any director or officer of the corporation and may indemnify any other person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the

19

corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. No amendment to or repeal of this Article EIGHTH shall apply to or have any effect on the rights of any individual referred to in this Article EIGHTH for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

NINTH: The directors of the corporation shall incur no personal liability to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director; provided, however, that the directors of the corporation shall continue to be subject to liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the directors derived an improper benefit. If the GCL is amended after the date of incorporation of the corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

TENTH: The corporation reserves the right, subject to any limitations set forth herein, to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute.

ELEVENTH: Elections of directors need not be by written ballot unless the By-Laws of the corporation shall so provide.

TWELFTH: Meetings of stockholders maybe held within or without the State of Delaware, as the By-Laws may provide. The books of the corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation.

20

IN WITNESS WHEREOF, the undersigned has caused this Third Amended and Restated Certificate of Incorporation to be signed by its President this 31st day of March, 2000

By:	/s/ Brent D. Borland
Brent D. Borland
President

CERTIFICATE OF AMENDMENT

OF

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

RENTPORT, INC.

RENTPORT, INC., a corporation organized and existing under and by virtue of. the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is RentPort, Inc.

SECOND That the Board of Directors of the Corporation (the “Board”), acting by unanimous written consent in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, adopted the following resolutions proposing and declaring advisable the following amendments to the Third Amended and Restated Certificate of Incorporation of the Corporation:

RESOLVED, Article FOURTH of the Third Amended and Restated Certificate of Incorporation of the Corporation is amended by striking out Article FOURTH thereof and by substituting in lieu of said Article FOURTH the following new article:

“FOURTH: The total number of shares of all classes of stock which the Corporation has authority’ to issue is one hundred and fifty five million (155,000,000) shares, consisting of one hundred million (100,000,000) shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and fifty five million (55,000,000) shares of Preferred Stock, par value $0.000l per share (the “Preferred Stock”), fifty five million (55,000,000) shares of which are designated Series A Preferred Stock

Upon the filing of this amendment to the Third Amended and Restated Certificate of Incorporation, whereby Article FOURTH is amended in its entirety to read as set forth herein, each five (5) issued and outstanding shares of Common Stock of the Corporation shall automatically and without further action on the part of the holder thereof be combined into one (1) share of validly issued, fully paid and non-assessable shares of Common Stock of the Corporation. No scrip or fractional shares will be issued by reason of this amendment.”

RESOLVED, Section 5B(iii) of Article FIFTH (Preferred Stock) of the Third Amended and Restated Certificate of Incorporation of the Corporation is amended by striking out Section 5B(iii) of Article FIFTH thereof and by substituting in lieu of said Section 5B(iii) of Article FIFTH the following new article:

“Notwithstanding the foregoing, there shall be no adjustment in the Conversion Price hereunder as a result of any issuance or sale of Common Stock (a) to employees, consultants, members of management or directors of the Company pursuant to and in accordance with the 1999 Stock Incentive Plan, (b) otherwise so long as aggregate Fair Market Value of such Common Stock does not exceed

$1 million at any time after the original date of issuance and such issuance and sale has been approved by the Board of Directors, (c) to unaffiliated third parties in connection with any strategic alliances or mergers and acquisitions approved by each of the Investor Directors, (d) in connection with the issuance and sale by the Corporation of Senior Convertible Notes (the “Notes”) in the aggregate principal amount of up to $4.0 million, and warrants to purchase shares of Common Stock of the Corporation to be issued in connection with the sale of the Notes, and the issuance of shares of Common Stock upon exercise of the warrants.”

THIRD: That pursuant to a resolution of the Board of Directors, the proposed amendment was submitted to the stockholders of the Corporation and was duly adopted by a majority of the stockholders of the Corporation acting by written consent in accordance with the applicable provisions of Section 228 of the General Corporation Law of the State of Delaware.

FOURTH: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 of the Creneral Corporation Law of the State of Delaware.

2

IN WITNESS WHEREOF, the undersigned has signed this Certificate and affirms, under penalties of perjury, that the Certificate is the act and deed of the corporation and the facts stated herein are true.

RENTPORT, INC.

	By:	/s/ John Heller
Date: December 28, 2000		John Heller
Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

RENTPORT, INC.

RENTPORT, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is RentPort, Inc.

SECOND: That the Board of Directors of the Corporation (the “Board”), acting by unanimous written consent in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, adopted the following resolutions proposing and declaring advisable the following amendments to the Third Amended and Restated Certificate of Incorporation of the Corporation:

RESOLVED, Section 5B(iii) of Article FIFTH (Preferred Stock) of the Third Amended and Restated Certificate of Incorporation of the Corporation is amended by striking out Section 5B(iii) of Article FIFTH thereof and by substituting in lieu of said Section 5B(iii) of Article FIFTH the following new article:

“Notwithstanding the foregoing, there shall be no adjustment in the Conversion Price hereunder as a result of any issuance or sale of Common Stock (a) to employees, consultants, members of management or directors of the Company pursuant to and in accordance with the 1999 Stock Incentive Plan, (b) otherwise so long as aggregate Fair Market Value of such Common Stock does not exceed $1 million at any time after the original date of issuance and such issuance and sale has been approved by the Board of Directors, (c) to unaffiliated third parties in connection with any strategic alliances or mergers and acquisitions approved by each of the Investor Directors, (d) in connection with the issuance and sale by the Corporation of Senior Convertible Secured Notes (the “Notes”) in the aggregate principal amount of up to $5.0 million pursuant to the Amended and Restated Senior Convertible Secured Note and Warrant Purchase Agreement, dated as of June 13, 2001, by and between RentPort, Inc. and the parties named therein (plus any additional principal amount necessary for the Corporation to satisfy the preemptive rights of security holders set forth in the Corporation’s Second Amended and Restated Stockholders Agreement, dated as of January 18, 2001, as such agreement may be amended from time to time) and warrants to purchase shares of Common Stock of the Corporation issued in connection with the sale of the Notes, and the issuance of shares of Common Stock upon exercise of the warrants.

THIRD: That pursuant to a resolution of the Board of Directors, the proposed amendment was submitted to the stockholders of the Corporation and was duly adopted by a majority of the stockholders of the Corporation acting by written consent in accordance with the applicable provisions of Section 228 of the General Corporation Law of the State of Delaware.

FOURTH: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

2

IN WITNESS WHEREOF, the undersigned has signed this Certificate and affirms, under penalties of perjury, that the Certificate is the act and deed of the corporation and the facts stated herein are true.

RENTPORT, INC.

	By:	/s/ John Heller
Date: June 13, 2001		John Heller
Chief Executive Officer

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

RENTPORT, INC.

RENTPORT, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is RentPort, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 4, 1999 under the name RentReport Inc.

2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “GCL”), this Fourth Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation as heretofore supplemented or amended.

3. The text of the Third Amended and Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

FIRST: The name of the corporation is RentPort, Inc.

SECOND: The address of the registered office of the corporation in the State of Delaware shall be at 15 East North Street, City of Dover, County of Kent, and the name of its registered agent at such address shall be United Corporate Services, Inc.

THIRD: The nature of the business or purposes to be conducted or promoted is: To engage in any lawful act or activity for which a corporation may be organized under the GCL.

FOURTH: The total number of shares of all classes of stock which the Corporation has authority to issue is thirteen billion thirty million (13,030,000,000) shares, consisting of seven billion (7,000,000,000) shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and six billion thirty million (6,030,000,000) shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), thirty million (30,000,000) shares of which are designated Series A Preferred Stock and six billion (6,000,000,000) shares of which are designated Series B Preferred Stock.

FIFTH: The designations, powers, preferences and rights granted to or imposed upon the Common Stock and Preferred Stock are as follows:

I. COMMON STOCK

Section 1. Voting Rights. The holders of shares of Common Stock shall be entitled to one vote for each share so held with respect to all matters voted on by the stockholders of the Corporation, subject in all cases to the rights of the Preferred Stock set forth in Section 4 of Part II and Section 4 of Part III.

Section 2. Dividends. Subject to the rights of the Preferred Stock, dividends may be paid on the Common Stock as and when declared by the Board of Directors.

Section 3. Liquidation Rights. Subject to the prior and superior right of the Preferred Stock, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock shall be entitled to receive that portion of the remaining funds to be distributed in accordance with the provisions of this Certificate of Incorporation, as it may from time to time be amended or supplemented, including without limitation any supplement effected pursuant to a certificate of designations, setting forth such prior and superior rights. Such funds shall be paid to the holders of Common Stock pro rata on the basis of the number of shares of Common Stock held by each of them.

Section 4. Merger, Consolidation, Sale of Assets. Subject to the prior and superior rights of the Preferred Stock, in the event of any merger or consolidation of the Corporation with or into another corporation in which the Corporation shall not survive, or the sale or transfer of all or substantially all of the assets of the Corporation to another entity, or a merger or consolidation in which the Corporation shall be the surviving entity but its Common Stock is exchanged for stock, securities or property of another entity, the holders of Common Stock shall be entitled to receive all cash, securities and other property received by the Corporation pro rata on the basis of the number of shares of Common Stock held by each of them.

Section 5. Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary in this Certificate of Incorporation, as it may from time to time be amended or supplemented, including without limitation any supplement effected pursuant to a certificate of designations, shall be vested in the Common Stock.

II. SERIES A PREFERRED STOCK

All capitalized terms used in this Part II and not otherwise defined in this Part II shall have the respective meanings ascribed thereto in Section 10 of this Part II.

Section 1. Dividends.

1A. General Obligation. When and as declared by the Corporation’s Board of Directors and to the extent permitted under the Delaware Business Corporation Law, the Corporation shall pay preferential dividends to the holders of the Series A Convertible Participating Preferred Stock (the “Series A Preferred Stock”) as provided in this Section 1. Except as otherwise provided herein, dividends on each share of the Series A Preferred Stock (a “Series A Share”) shall accrue, whether or not declared or paid, on a daily, non-compounded

2

basis at the rate of eight percent (8%) per annum of the Series A Liquidation Value thereof from and including the date of issuance of such Series A Share to and including the first to occur of (i) the date on which the Series A Liquidation Value along with all accrued and unpaid dividends thereon is paid to the holder thereof in connection with either a Liquidation Event (as defined below) or the redemption of such Series A Share by the Corporation, (ii) the date on which such Series A Share is converted into shares of Conversion Stock hereunder or (iii) the date on which such Series A Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Series A Share shall be deemed to be its “date of issuance” regardless of the number of times transfer of such Series A Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Series A Share.

1B. Participating Dividends. In the event that the Corporation declares, pays or sets apart for payment any dividends on the Common Stock, whether payable in cash, property or otherwise (a “Common Dividend”) other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of the Series A Preferred Stock at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series A Preferred Stock had all of the outstanding Series A Preferred Stock been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

Section 2. Liquidation.

2A. Payment of Preference. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary) (a “Liquidation Event”), each holder of Series A Preferred Stock shall be entitled to be paid, after payment to the holders of Senior Securities, of full amounts to which they are entitled (in the case of the Series B Preferred Stock, as set forth in Section 2 of Part III of this Article FIFTH) but before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Series A Liquidation Value of all Series A Shares held by such holder along with all accrued and unpaid dividends thereon. If upon any such Liquidation Event the Corporation’s assets to be distributed among the holders of the Series A Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2A, then the entire assets available to be distributed to the Corporation’s stockholders after payment to the holders of Senior Securities, of full amounts to which they are entitled (in the case of the Series B Preferred Stock, as set forth in Section 2 of Part III of this Article FIFTH) shall be distributed pro rata among such holders based upon the aggregate Series A Liquidation Value along with all accrued and unpaid dividends thereon of the Series A Preferred Stock held by each such holder. Not less than sixty (60) days prior to the payment date stated therein, the Corporation shall mail written notice of any such Liquidation Event to each record holder of Series A Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Series A

3

Share, each Series B Share and each share of any other Senior Security and of Common Stock in connection with such Liquidation Event.

2B. Participation. Upon any Liquidation Event, the assets of the Corporation available for distribution shall be distributed in accordance with the provisions of Section 2B of Part III of this Article FIFTH which are incorporated by reference herein.

2C. Change of Control. At the election of holders of at least 75% of the then outstanding shares of Series A Preferred Stock and at least 75% of each class of the then outstanding shares of Senior Securities, the occurrence of a Change of Control shall be deemed to be a Liquidation Event for purposes of this Section 2, and the holders of the Series A Preferred Stock shall be entitled to receive payment, from the Corporation of the amounts payable with respect to the Series A Preferred Stock upon a Liquidation Event under this Section 2 in cancellation of their Series A Shares upon the consummation of any such transaction. In the event that the holders of the Series A Preferred Stock, and any outstanding class of Senior Securities have not elected to receive such payment and such Change of Control constitutes an Organic Change, the provisions of Section 5E of Part II shall be applicable to such Change in Control.

Section 3. Redemptions.

3A. Scheduled Redemptions. Subject to the provisions of this Section 3, and subject to the prior rights of the holders of Senior Securities to have such Senior Securities redeemed (in the case of Series B Preferred Stock, as set forth in Section 3 of Part III hereof), on each of the dates specified below (each, a “Series A Redemption Date”), at the option of any holder of Series A Preferred Stock, the Corporation shall redeem, out of funds legally available therefor, the corresponding percentage specified below of the outstanding Series A Shares then held by such holder at a price per Series A Share equal to the Series A Liquidation Value along with any accrued and unpaid dividends thereon:

REDEMPTION DATE	SPECIFIED PERCENTAGE
December 31, 2003	50.00%
December 31, 2004	100.00%

3B. Redemption Payments. For each Series A Share which is to be redeemed hereunder, subject to the prior rights of the holders of Senior Securities to have such Senior Securities redeemed (in the case of Series B Preferred Stock, as set forth in Section 3 of Part III hereof), the Corporation shall be obligated on the applicable Series A Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation’s principal office of the certificate representing such Series A Share), out of funds legally available therefor, an amount in cash in immediately available funds equal to the Series A Liquidation Value along with all accrued and unpaid dividends thereon (the “Series A Redemption Price”). If the funds of the Corporation legally available for redemption of Preferred Stock on any Redemption Date are insufficient to redeem, the total number of shares of Preferred Stock to be redeemed on such date, those funds which are legally available shall be used to redeem (i) first, the maximum possible number of Senior Securities which are to be redeemed on such date and which the

4

Corporation is able to redeem in accordance with the terms of the Senior Securities and (ii) second, the maximum possible number of Series A Shares which are to be redeemed on such date and which the Corporation is able to redeem pro rata among the holders of the Series A Shares to be redeemed based upon the aggregate Series A Liquidation Value (plus all accrued and unpaid dividends thereon) of such Series A Shares held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Senior Securities and/or Series A Shares, such funds shall immediately be used to redeem the balance of the Senior Securities and, to the extent funds are available, Series A Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

3C. Notice of Redemption. Each holder of Series A Preferred Stock shall give written notice (a “Redemption Notice”) of its election to exercise its redemption rights under Section 3A of Part II above to the Corporation not more than thirty (30) nor less than ten (10) days prior to the date on which such redemption is to be made. In case fewer than the total number of Series A Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Series A Shares shall be issued to the holder thereof without cost to such holder within five (5) Business Days after surrender of the certificate representing the redeemed Series A Shares.

3D. Dividends After Redemption Date. No Series A Share shall be entitled to any dividends accruing after the date on which the Series A Liquidation Value along with any accrued and unpaid dividends thereon is paid to the holder of such Series A Share or set aside for payment. On such date, all rights of the holder of such Series A Share shall cease, and such Series A Share shall no longer be deemed to be issued and outstanding.

3E. Redeemed or Otherwise Acquired Series A Shares. Any Series A Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares of preferred stock and shall not be reissued or sold as shares of Series A Preferred Stock or transferred.

3F. Other Redemptions or Acquisitions. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any Series A Shares of Series A Preferred Stock, except pursuant to and in accordance with the terms hereof.

Section 4. Voting Rights. The holders of the Series A Preferred Stock shall be entitled to notice of all stockholders meetings in accordance with the Corporation’s bylaws, and except as otherwise required by applicable law, the holders of the Series A Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of Senior Securities and Common Stock voting together as a single class with each share of Common Stock entitled to one vote per share and each share of Preferred Stock entitled to one vote for each share of Common Stock issuable upon conversion of such share of Preferred Stock as of the record date for such vote or, if no record date is specified, as of the date of such vote.

Section 5. Conversion.

5A. Conversion Procedure.

5

(i) Subject to the provisions of this Section 5, at any time and from time to time, any holder of Series A Preferred Stock may convert all or any portion of the Series A Preferred Stock (including any fraction of a Series A Share) held by such holder into a number of shares of Conversion Stock computed by dividing (A) the product of the number of Series A Shares to be converted multiplied by $0.3528 by (B) the Series A Conversion Price then in effect.

(ii) Except as otherwise provided herein, each conversion of Series A Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series A Preferred Stock to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Series A Shares converted as a holder of Series A Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

(iii) The conversion rights of any Series A Share actually redeemed hereunder shall terminate on the applicable Series A Redemption Date for such Series A Share.

(iv) Notwithstanding any other provision hereof, if a conversion of Series A Preferred Stock is to be made in connection with a Qualified Public Offering, Change of Control or other transaction affecting the Corporation, the conversion of any Series A Shares may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

(v) As soon as possible after a conversion has been effected (but in any event within three (3) Business Days after notice of such conversion has been delivered to the Corporation, provided that such conversion has been effected by such date, in the case of clause (a) below), the Corporation shall deliver to the converting holder:

(a) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

(b) subject to clause 5A(vi), payment in an amount equal to all accrued and unpaid dividends with respect to each Series A Share converted plus the amount payable under clause (x) below with respect to such conversion; and

(c) a certificate representing any Series A Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

(vi) If at the time of any conversion, an Event of Noncompliance described in clauses 7A(i) or 7A(iv) of this Part II shall have occurred and be continuing, any portion of the accrued and unpaid dividends on the Series A Preferred Stock may, at the

6

converting holder’s option, be converted into an additional number of shares of Conversion Stock determined by dividing the amount of the unpaid dividends to be applied for such purpose, by the Series A Conversion Price then in effect. If the converting holder so elects, if the Corporation is not permitted under applicable law to pay any portion of the accrued and unpaid dividends on the Series A Preferred Stock being converted, the Corporation shall pay such amounts to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment and at the request of any such converting holder and the Corporation shall provide such holder with written evidence of its obligation to such holder.

(vii) The issuance of certificates for shares of Conversion Stock upon conversion of the Series A Preferred Stock shall be made without charge to the holders of such Series A Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock, excluding any tax or other charge imposed in connection with any transfer in connection with the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock were registered. Upon conversion of each Series A Share, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

(viii) The Corporation shall not close its books against the transfer of Series A Preferred Stock or of Conversion Stock issued or issuable upon conversion of Series A Preferred Stock in any manner which interferes with the timely conversion of Series A Preferred Stock. The Corporation shall assist and cooperate with any holder of Series A Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Series A Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

(ix) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of Series A Preferred Stock, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Series A Preferred Stock. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of Series A Preferred Stock.

(x) If any fractional interest in a share of Conversion Stock would, except for the provisions of this clause, be delivered upon any conversion of Series A Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to

7

the holder thereof equal to the Fair Market Value of such fractional interest as of the date of conversion.

(xi) If the shares of Conversion Stock issuable by reason of conversion of Series A Preferred Stock are convertible into or exchangeable for any other stock or securities of the Corporation, the Corporation shall, at the converting holder’s option, upon surrender of the Series A Shares to be converted by such holder as provided herein together with any notice, statement or payment required to effect such conversion or exchange of Conversion Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Conversion Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

5B. Series A Conversion Price.

(i) The Series A Conversion Price shall be $1.76. In order to prevent dilution of the conversion rights granted under this Section 5, the Series A Conversion Price shall be subject to adjustment from time to time pursuant to this Section 5B.

(ii) If and whenever on or after November 19, 2001 (the date of filing of the Fourth Amended and Restated Certificate of Incorporation) the Corporation issues or sells, or in accordance with Section 5C of this Part II is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Series A Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Series A Conversion Price shall be reduced to the lower of:

(a) the Series A Conversion Price then in effect minus an amount equal to the product of (x) the Series A Conversion Price in effect immediately prior to such issuance or sale less the lowest net price per share at which any such share of Common Stock has been issued or sold multiplied by (y) 0.50; and

(b) an amount determined by dividing (1) the sum of (x) the product derived by multiplying the Series A Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (y) the consideration, if any, received by the Corporation upon such issue or sale, by (2) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

(iii) Notwithstanding the foregoing, there shall be no adjustment in the Series A Conversion Price hereunder as a result of any issuance or sale of Common Stock (a) to employees, consultants, members of management or directors of the Company pursuant to and in accordance with the Corporation’s 1999 Stock Incentive Plan, (b) otherwise so long as aggregate Fair Market Value of such Common Stock does not exceed $1 million at any time after the original date of issuance and such issuance and sale has been approved by the Board of Directors, (c) to unaffiliated third parties in connection with any strategic alliances or mergers

8

and acquisitions approved by a majority of the Investor Directors (as defined in Section 4A of Part III hereof), (d) in connection with the issuance and sale by the Corporation of Senior Convertible Secured Notes (the “Notes”) in the aggregate principal amount of up to $5.0 million pursuant to the Amended and Restated Senior Convertible Secured Note and Warrant Purchase Agreement, dated as of June 13, 2001, by and between the Corporation and the parties named therein (plus any additional principal amount necessary for the Corporation to satisfy the preemptive rights of security holders set forth in the Corporation’s Second Amended and Restated Stockholders Agreement, dated as of January 18, 2001, as such agreement may be amended from time to time) and warrants to purchase shares of Common Stock of the Corporation issued in connection with the sale of the Notes, and the issuance of shares of Common Stock upon exercise of the warrants and (e) in connection with issuance and sale by the Corporation of shares of the Series B Preferred Stock upon conversion of the Notes and pursuant to the Series B Purchase Agreement, and the issuance of Common Stock upon conversion of the Series B Preferred Stock.

5C. Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Section 5B of this Part II, the following shall be applicable:

(i) Issuance of Rights or Options. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Series A Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Series A Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be

9

deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Series A Conversion Price had been or are to be made pursuant to other provisions of this Section 5, no further adjustment of the Series A Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Series A Conversion Price in effect at the time of such change shall be immediately adjusted to the Series A Conversion Price which would have been in effect at such time had such Options or Series A Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of Section 5C of this Part II, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Series A Preferred Stock are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided, that no such change shall at any time cause the Series A Conversion Price hereunder to be increased.

(iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Series A Conversion Price then in effect hereunder shall be adjusted immediately to the Series A Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of Section 5C of this Part II, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Series A Preferred Stock shall not cause the Series A Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Series A Preferred Stock.

(v) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the

10

consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Fair Market Value thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Senior Securities (or, if no Senior Securities are outstanding, Series A Preferred Stock). If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Senior Securities (or, if no Senior Securities are outstanding, Series A Preferred Stock). The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

(vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

(vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

(viii) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

5D. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Series A Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Series A Conversion Price in effect immediately prior to such combination shall be proportionately increased.

11

5E. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an “Organic Change”. Subject to Section 2C of this Part II, prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred Stock then outstanding) to insure that each of the holders of Series A Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Series A Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series A Preferred Stock immediately prior to such Organic Change. Subject to Section 2C of this Part II, in each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred Stock then outstanding) to insure that the provisions of this Section 5 and Sections 1, 2 and 7 of this Part II shall thereafter be applicable to the Series A Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Series A Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Series A Preferred Stock, if the value so reflected is less than the Series A Conversion Price in effect immediately prior to such consolidation, merger or sale). In the event that such Organic Change is a Change of Control, unless the holders of 75% of the then outstanding shares of Series A Preferred Stock and 75% of the then outstanding shares of each class of Senior Securities have elected to receive the amounts payable to such holders under Section 2C of this Part II (and, in the case of the Series B Preferred Stock, Section 2C of Part III), in exchange for each share of Series A Preferred Stock, Series B Preferred Stock and, any other Senior Securities, held by each such holder, the Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series A Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

5F. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation’s Board of Directors shall make an appropriate adjustment in the Series A Conversion Price so as to protect the rights of the holders of Series A Preferred Stock; provided, that no such adjustment shall increase the Series A Conversion Price as otherwise determined pursuant to this Section 5 or decrease the number of shares of Conversion Stock issuable upon conversion of each Series A Share.

5G. Notices.

12

(i) Immediately upon any adjustment of the Series A Conversion Price, the Corporation shall give written notice thereof to all holders of Series A Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

(ii) The Corporation shall give written notice to all holders of Series A Preferred Stock at least twenty (20) days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

(iii) The Corporation shall also give written notice to the holders of Series A Preferred Stock at least twenty (20) days prior to the date on which any Organic Change shall take place.

5H. Mandatory Conversion. Upon the consummation of a Qualified Public Offering, all outstanding shares of Series A Preferred Stock shall automatically convert into Common Stock in accordance with the terms of this Section 5H. Any mandatory conversion pursuant to this Section 5H shall only be effected at the time of and subject to the closing of the consummation of such Qualified Public Offering and upon written notice of such mandatory conversion delivered to all holders of Series A Preferred Stock at least thirty (30) days prior to such Qualified Public Offering.

Section 6. Purchase Rights. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Series A Preferred Stock shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder’s Series A Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

Section 7. Events of Noncompliance.

7A. Definition. An Event of Noncompliance shall have occurred if:

(i) the Corporation fails to make any redemption payment with respect to the Series A Preferred Stock which it is required to make hereunder for five days from the date such payment is due, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

(ii) the Corporation breaches or otherwise fails to perform or observe the covenants set forth in Sections 7.1(h), 7.3 and 7.4 of the Series A Purchase Agreement and if such breach or failure is of a type that is curable, fails to cure such breach within twenty (20) days of written notice thereof;

13

(iii) within the applicable survival period for such representation or warranty as set forth in the Series A Purchase Agreement, (a) it is discovered that any representation or warranty contained in Section 4.3 of the Series A Purchase Agreement was false or misleading in any material respect on the date made or (b) it is discovered that any representation or warranty contained in Section 4.5(b) of the Series A Purchase Agreement was false or misleading in any material respect on the date made;

(iv) the Corporation or any material Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any material Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any material Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any material Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any material Subsidiary or of any substantial part of the assets of the Corporation or any material Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any material Subsidiary and either (a) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within sixty (60) days;

(v) a judgment is rendered against the Corporation or any Subsidiary, the uninsured portion of which is in excess of $500,000 and, within sixty (60) days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within sixty (60) days after the expiration of any such stay, such judgment is not discharged; or

(vi) the Corporation or any Subsidiary defaults in the performance of any obligation or agreement if the effect of such default is to cause an amount exceeding $500,000 to become due prior to its stated maturity or to permit the holder or holders of any obligation to cause an amount exceeding $500,000 to become due prior to its stated maturity.

7B. Consequences of Events of Noncompliance.

(i) If an Event of Noncompliance (other than an Event of Noncompliance described in Paragraph 7A(v) or 7A(vi) of this Part II) has occurred, the dividend rate on the Series A Preferred Stock shall increase immediately by an increment of 2.0 percentage point(s). Thereafter, until such time as no Event of Noncompliance exists, the dividend rate shall increase automatically at the end of each succeeding 90-day period by an additional increment of 2.0 percentage point(s) (but in no event shall the dividend rate exceed ten percent (10%) solely in the event of the occurrence of an Event of Noncompliance described in Clause 7A(iii)(b) of this Part II or twenty percent (20%) in the event of any other applicable Event of Noncompliance). Any increase of the dividend rate resulting from the operation of this paragraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this paragraph.

14

(ii) If an Event of Noncompliance (other than an Event of Noncompliance described in Paragraph 7A(iv), 7A(v) or 7A(vi) of this Part II) has occurred, the holder or holders of a majority of the Series A Preferred Stock then outstanding and the holder or holders of a majority of the Series B Preferred Stock then outstanding, the holder or holders of a majority of any other class of Senior Securities then outstanding, each voting separately as a class, may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Preferred Stock owned by such holder or holders at a price per share equal to the applicable Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall give prompt written notice of such election by the holders of the Series A and Series B Preferred Stock and other Senior Securities to the other holders of Preferred Stock (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder’s Preferred Stock by giving written notice thereof to the Corporation within seven days after receipt of the Corporation’s notice. Subject to the prior redemption of the Senior Securities requested to be redeemed, the Corporation shall redeem all Series A Preferred Stock as to which rights under this paragraph have been exercised within fifteen (15) days after receipt of the initial demand for redemption.

(iii) If an Event of Noncompliance of the type described in Paragraph 7A(iv) of this Part II has occurred, subject to the prior redemption of the Senior Securities, all of the Series A Preferred Stock then outstanding shall be subject to immediate redemption by the Corporation (without any action on the part of the holders of the Series A Preferred Stock) at a price per share equal to the Series A Liquidation Value thereof (plus all accrued and unpaid dividends thereon). Subject to the prior redemption of Senior Securities, the Corporation shall immediately redeem all Series A Preferred Stock upon the occurrence of such Event of Noncompliance.

(iv) If an Event of Noncompliance (other than an Event of Noncompliance described in Paragraph 7A(v) or 7A(vi) of this Part II) has occurred and continues for a period of thirty (30) days, the Conversion Price of the Series A Preferred Stock shall be reduced immediately by 10% of the Conversion Price in effect immediately prior to such adjustment. Thereafter, other than with respect to an Event of Noncompliance described in Clause 7A(iii)(b) of this Part II (with respect to which there shall be no further adjustment to the Conversion Price pursuant to this sentence) until such time as no Event of Noncompliance exists, the Conversion Price shall be reduced at the end of each of the next four succeeding 90-day periods by an additional 10% of the Conversion Price in effect immediately prior to such adjustment.

(v) If any Event of Noncompliance exists, each holder of Series A Preferred Stock shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

Section 8. Registration of Transfer.

The Corporation shall keep at its principal office a register for the registration of Series A Preferred Stock. Upon the surrender of any certificate representing Series A Preferred

15

Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred Stock represented by the surrendered certificate.

Section 9. Replacement.

Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Series A Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided, that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Section 10. Definitions.

For purposes of this Part II of Article FIFTH, the following terms shall have the following meanings:

“1999 Stock Incentive Plan” means the Corporation’s 1999 Stock Incentive Plan approved by the Corporation’s Board of Directors on July 22, 1999, and as amended and in effect from time to time.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close.

“Change of Control” means (a) any sale, transfer or issuance or series of sales, transfers and/or issuances of Common Stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term “group” is used under the Securities Exchange Act of 1934), other than the holders of Preferred Stock as of the date of issuance of such shares, beneficially owning (as such term is used in the Securities Exchange Act of 1934) more than 50% of the Common Stock outstanding at the time of such sale, transfer or issuance or series of sales, transfers and/or issuances, (b) any sale or transfer of all or substantially all of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Corporation’s Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of

16

business) and (c) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Preferred Stock are not changed and the Preferred Stock is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation’s outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board of Directors immediately prior to the merger shall continue to own the Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board of Directors.

“Common Stock” means, collectively, the Corporation’s Common Stock, $0.0001 par value per share, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

“Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Paragraphs 5C(i) and 5C(ii) of this Part II of this Article FIFTH whether or not the Options or Convertible Securities are actually exercisable at such time.

“Conversion Stock” means shares of the Corporation’s Common Stock, $.0001 par value per share issuable upon conversion of Series A Preferred Stock; provided, that if there is a change such that the securities issuable upon conversion of Series A Preferred Stock are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term “Conversion Stock” shall mean one share of the security issuable upon conversion of Series A Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

“Convertible Securities” means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

“Fair Market Value” of any security means the average of the closing prices of such security’s sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq Stock Market System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the Nasdaq Stock Market System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of twenty-one (21) days consisting of the day as of which “Fair Market Value” is being determined and the twenty (20) consecutive Business Days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the Nasdaq Stock Market System or the over-the-counter market, the “Fair Market Value” shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Series A

17

Preferred Stock and holders of a majority of each class of Senior Securities. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by a nationally recognized independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Series A Preferred Stock and the holders of a majority of each class of Senior Securities. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

“Junior Securities” means any capital stock or other equity securities of the Corporation, except for the Senior Securities.

“Liquidation Value” means the Series A Liquidation Value, the Series B Liquidation Value and liquidation value of any other Senior Security.

“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Organic Change” has the meaning given that term in Section 5E of this Part II.

“Person” means an individual, a partnership, a corporation, a limited liability company, a limited liability partnership, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof

“Preferred Stock” shall mean Series A Preferred Stock and the Senior Securities.

“Qualified Public Offering” means the sale, in a firmly underwritten public offering registered under the Securities Act and underwritten by a nationally recognized investment bank approved by vote of a majority of the Board of Directors and the holders of a majority of each class of Senior Securities then outstanding (or, if no Senior Securities are outstanding, a majority of the outstanding Series A Shares), of shares of Common Stock resulting in gross proceeds to the Corporation of at least $30 million.

“Redemption Date” means the Series A Redemption Date, the Series B Redemption Date as defined in Section 10 of Part III and redemption date of any other Senior Security.

“Senior Securities” means any capital stock or other equity securities of the Corporation, including the Series B Preferred Stock, which by their terms, rank as to dividends or distribution of assets on liquidation, dissolution or winding up of the Corporation, senior to the Series A Preferred Stock, and which securities are approved, if necessary, under Section 7.4 of the Series A Purchase Agreement.

“Series A Liquidation Value” of any Series A Share as of any particular date shall be equal to $0.3528.

18

“Series A Purchase Agreement” means the Series A Preferred Stock Purchase Agreement, dated as of March 31, 2000, by and among the Corporation and certain investors, as such agreement has been and may be amended from time to time in accordance with its terms.

“Series A Redemption Date” as to any share has the meaning given that term in Section 3 of this Part II; provided, that no such Series A Redemption Date specified herein shall be a Series A Redemption Date unless the Series A Liquidation Value along with all accrued and unpaid dividends thereon is actually paid in full on such date, and if not so paid in full, the Series A Redemption Date shall be the date on which such amount is fully paid.

“Series B Liquidation Value” of any Series B Share as of any particular date shall be equal to 200% of the Series B Purchase Price.

“Series B Preferred Stock” means the Series B Convertible Participating Preferred Stock, $.0001 par value.

“Series B Purchase Agreement” means the Series B Preferred Stock Purchase Agreement, dated as of November 19, 2001, by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

“Series B Purchase Price” means $.00182 per Series B Share.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

Section 11. Amendment and Waiver.

No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 12 of this Part II without the prior written consent of the holders of at least a majority of the Series A Preferred Stock, and the holders of at least a majority of the Series B Preferred Stock, each voting separately as a class, outstanding at the time such action is taken.

Section 12. Notices.

19

Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be (i) delivered in person, (ii) transmitted by telecopy, (iii) sent by registered or certified mail, postage prepaid with return receipt requested, or (iv) sent by reputable overnight courier service, fees prepaid, to (x) the Corporation, at its principal executive offices and (y) to any stockholder, at such stockholder’s address or telecopy as it appears in the records of the Corporation (unless otherwise indicated in writing by any such stockholder). Notices shall be deemed given upon personal delivery, upon receipt of return receipt in the case of delivery by mail, upon acknowledgment by the receiving telecopier or one day following deposit with an overnight courier service.

III. SERIES B PREFERRED STOCK

All capitalized terms used in this Part III and not otherwise defined in this Part III shall have the respective meanings ascribed thereto in Section 10 of this Part III.

Section 1. Series B Dividends.

1A. General Obligation. When and as declared by the Corporation’s Board of Directors and to the extent permitted wider the Delaware Business Corporation Law, the Corporation shall pay preferential dividends to the holders of the Series B Convertible Participating Preferred Stock (the “Series B Preferred Stock”) as provided in this Section 1. Except as otherwise provided herein, dividends on each share of the Series B Preferred Stock (a “Series B Share”) shall accrue, whether or not declared or paid, on a daily basis and compounded quarterly at the rate of eight percent (8%) per annum of the Series B Purchase Price thereof, from and including the date of issuance of such Series B Share to and including the first to occur of (i) the date on which the Series B Liquidation Value along with all accrued and unpaid dividends thereon is paid to the holder thereof in connection with either a Liquidation Event (as defined below) or the redemption of such Series B Share by the Corporation, (ii) the date on which such Series B Share is converted into shares of Conversion Stock hereunder or (iii) the date on which such Series B Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities and any Series A Preferred Stock. The date on which the Corporation initially issues any Series B Share shall be deemed to be its “date of issuance” regardless of the number of times transfer of such Series B Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Series B Share.

1B. Participating Dividends. In addition to the dividends referred to in Paragraph 1A of this Part III, if at any time during which any shares of Series B Preferred Stock remain outstanding, the Corporation declares, pays or sets apart for payment any dividends on the Common Stock, whether payable in cash, property or otherwise (a “Common Dividend”) other than dividends payable solely in shares in Common Stock, the Corporation shall also declare and pay to the holders of Series B Preferred Stock at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been

20

declared and paid with respect to the Common Stock issuable upon conversion of the Series B Preferred Stock had all of the outstanding Series B Preferred Stock been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date of which the record holders of Common Stock entitled to such dividends are to be determined.

Section 2. Liquidation.

2A. Payment of Preference. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), (a “Liquidation Event”), each holder of Series B Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon the Series A Preferred Stock or any Junior Securities, an amount in cash equal to the aggregate Series B Liquidation Value of all Series B Shares held by such holder or the aggregate Series B Purchase Price of all Series B Shares held by such holders, as the case may be, pursuant to Section 2B below, in each case along with all accrued and unpaid dividends thereon. If upon any such Liquidation Event the Corporation’s assets to be distributed among the holders of the Series B Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2A, then the entire assets available to be distributed to the Corporation’s stockholders shall be distributed pro rata among the holders of the Series B Preferred Stock based upon the aggregate Series B Liquidation Value of all Series B Shares or the aggregate Series B Purchase Price of all Series B Shares, as the case may be, pursuant to Section 2B below, in each case along with all accrued and unpaid dividends thereon of the Series B Preferred Stock, held by each such holder. Not less than sixty (60) days prior to the payment date stated therein, the Corporation shall mail written notice of any such Liquidation Event to each record holder of Series B Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Series B Share, each Series A Share and each share of Common Stock in connection with such Liquidation Event.

2B. Payment and Participation. Upon any Liquidation Event, the assets of the Corporation available for distribution shall be distributed, subject to the rights of any holders of other Senior Securities which may be issued from time to time, in accordance with Paragraph 2B(i) 2B(ii) below in the order and priority as listed below, whichever provides a greater return to the holders of the Series B Preferred Stock:

(i) First, to the holders of Series B Preferred Stock, an amount equal to the aggregate Series B Liquidation Value of all Series B Shares held by them, plus all accrued and unpaid dividends thereon pro rata based on the aggregate Series B Liquidation Value of the Series B Shares held by each such holder;

Second, to the holders of Series A Preferred Stock, an amount equal to the aggregate Series A Liquidation Value of all Series A Shares held by them, plus all accrued and unpaid dividends thereon pro rata based on the aggregate Series A Liquidation Value of the Series A Shares held by each such holder;

Third, to the holders of Series A Preferred Stock and Series B Preferred Stock, an amount equal to the sum of the aggregate Series A Purchase Price of all outstanding Series A Shares and the aggregate Series B Purchase Price of all outstanding Series B Shares, pro rata based on the aggregate Series A Purchase Price of the Series A Shares and the

21

aggregate Series B Purchase Price of the Series B Shares, as the case may be, held by such holders;

Fourth, to the holders of outstanding Common Stock, an aggregate amount equal to $13,500,000, pro rata based on the number of shares of Common Stock held by each such holder; and

Fifth, the remaining assets of the Corporation available for distribution shall be distributed ratably among the holders of Common Stock and the holders of the Series A Preferred Stock on an as converted basis.

(ii) First, to the holders of Series B Preferred Stock, an amount equal to the aggregate Series B Purchase Price of all Series B Shares held by them plus all accrued and unpaid dividends thereon pro rata based on the aggregate Series B Purchase Price of the Series B Shares held by each such holder;

Second, to the holders of Series A Preferred Stock, an amount equal to the aggregate Series A Liquidation Value of all Series A Shares held by them plus all accrued and unpaid dividends thereon pro rata based on the aggregate Series A Liquidation Value of the Series A Shares held by each such holder;

Third, to the holders of outstanding Common Stock, an aggregate amount equal to $13,500,000, pro rata based on the number of shares of Common Stock held by each such holder; and

Fourth, the remaining assets of the corporation available for distribution shall be distributed ratably among the holders of Common Stock and holders of the Preferred Stock on an as converted basis.

2C. Change of Control. At the election of holders of at least 75% of the then outstanding shares of Series B Preferred Stock, the occurrence of a Change of Control shall be deemed to be a Liquidation Event for purposes of this Section 1, and the holders of the Series B Preferred Stock shall be entitled to receive payment from the Corporation of the amounts payable with respect to the Series B Preferred Stock upon a Liquidation Event under this Section 2 in cancellation of their Series B Shares upon the consummation of any such transaction. In the event that the holders of the Series B Preferred Stock have not elected to receive such payment and such Change of Control constitutes an Organic Change, the provisions of Section 5E of this Part III shall be applicable to such Change in Control.

Section 3. Redemptions.

3A. Scheduled Redemptions. Subject to the provisions of this Section 3, on each of the dates specified below (each, a “Series B Redemption Date”), at the option of any holder of Series B Preferred Stock, prior to the redemption of any shares of Series A Preferred Stock or any Junior Securities, the Corporation shall redeem, out of funds legally available therefor, the corresponding percentage specified below of the outstanding Series B Shares then held by such holder at a price per Series B Share equal to the Series B Purchase Price along with any accrued and unpaid dividends thereon:

22

REDEMPTION DATE	SPECIFIED PERCENTAGE
December 31, 2003	50%
December 31, 2004	100%

3B. Redemption Payments. For each Series B Share which is to be redeemed hereunder, the Corporation shall be obligated on the applicable Series B Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation’s principal office of the certificate representing such Series B Share), out of funds legally available therefor, an amount in cash in immediately available funds equal to the Series B Purchase Price along with all accrued and unpaid dividends thereon (the “Series B Redemption Price”). If the funds of the Corporation legally available for redemption of Series B Shares on any Series B Redemption Date are insufficient to redeem the total number of Series B Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Series B Shares pro rata among the holders of the Series B Shares to be redeemed based upon the aggregate Series B Purchase Price (plus all accrued and unpaid dividends thereon) of such Series B Shares held by each such holder prior to the redemption of any Series A Shares or any Junior Securities. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Series B Shares, such funds shall immediately be used to redeem the balance of the Series B Shares which the Corporation has become obligated to redeem on any Series B Redemption Date but which it has not redeemed.

3C. Notice of Redemption. Each holder of Series B Preferred Stock shall give written notice (a “Redemption Notice”) of its election to exercise its redemption rights under Section 3A of this Part III to the Corporation not more than thirty (30) nor less than ten (10) days prior to the date on which such redemption is to be made. In case fewer than the total number of Series B Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Series B Shares shall be issued to the holder thereof without cost to such holder within five (5) Business Days after surrender of the certificate representing the redeemed Series B Shares.

3D. Dividends After Redemption Date. No Series B Share shall be entitled to any dividends accruing after the date on which the Series B Purchase Price along with any accrued and unpaid dividends thereon is paid to the holder of such Series B Share or set aside for payment. On such date, all rights of the holder of such Series B Share shall cease, and such Series B Share shall no longer be deemed to be issued and outstanding.

3E. Redeemed or Otherwise Acquired Series B Shares. Any Series B Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares of preferred stock and shall not be reissued or sold as shares of Series B Preferred Stock or transferred.

3F. Other Redemptions or Acquisitions. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any Series B Shares, except pursuant to and in accordance with the terms hereof.

Section 4. Voting Rights.

23

4A. Election of Directors. In the election of directors of the Corporation, the holders of the Series B Preferred Stock, voting separately as a class to the exclusion of all other classes of the Corporation’s capital stock, shall be entitled to elect three (3) directors (the “Investor Directors”) to serve on the Corporation’s Board of Directors until their successors are duly elected by the holders of the Series B Preferred Stock or they are removed from office by the holders of the Series B Preferred Stock. If the holders of the Series B Preferred Stock for any reason fail to elect a director to fill any such directorship, the election of an individual to such directorship shall be accomplished in accordance with the Company’s Bylaws and applicable law; provided, that the holders of the Series B Preferred Stock may subsequently remove and replace such person.

4B. Other Voting Rights. The holders of the Series B Preferred Stock shall be entitled to notice of all stockholders meetings in accordance with the Corporation’s bylaws, and except as otherwise required by applicable law, the holders of the Series B Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Series A Preferred Stock and Common Stock voting together as a single class with each share of Common Stock entitled to one vote per share and each share of Preferred Stock entitled to one vote for each share of Common Stock issuable upon conversion of such share of Preferred Stock as of the record date for such vote or, if no record date is specified, as of the date of such vote; provided, that the holders of Series B Preferred Stock shall not be entitled to vote to elect any directors other than the Investor Directors which such holders are entitled to elect pursuant to Section 4A of this Part III.

4C. Additional Rights. In addition to any vote or consent of stockholders required by law or the Certificate of Incorporation of the Corporation, so long as at least ten percent (10%) of the shares of the Series B Preferred Stock originally issued pursuant to the Series B Purchase Agreement and upon conversion of the Corporation’s Bridge Notes issued pursuant to the Bridge Note Purchase Agreement remains outstanding (or the shares of Common Stock issuable upon conversion thereof), approval of the holders of at least a majority of the Series B Shares, voting as a single class, given in person or by party, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting, validating or permitting:

(i) any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or the By-laws of the Corporation;

(ii) any authorization, issuance (other than in accordance with and pursuant to the Series B Purchase Agreement and upon conversion of Bridge Notes) or creation of, or increase in the authorized amount of, any shares of any class or series or any security of any class or series ranking senior to or in parity with or directly or indirectly convertible into any security ranking senior to or in parity with the shares of the Series B Preferred Stock;

(iii) any increase in the total number of authorized shares of Common Stock (including securities convertible into Common Stock or Preferred Stock) Preferred Stock or the designation or authorization of any future series of preferred stock;

24

(iv) any acquisition or transaction or series of related transactions by the Corporation or any subsidiary having a value greater than $500,000 (measured by the fair market value at the date of such transaction);

(v) any consolidation or merger involving the Corporation or any subsidiary of the Corporation or its subsidiaries (other than a consolidation or merger in which the Corporation is the surviving entity and the stockholders of the Corporation prior to the consolidation or merger continue to hold at least a majority of the voting power of the Corporation after the consolidation or merger), or any reclassification or recapitalization of any capital stock of the Corporation, any reorganization or restructuring of the Corporation, or any dissolution, liquidation, or winding up of the Corporation, or any sale of all or substantially all of the assets of the Corporation, or any agreement to become so obligated;

(vi) the incurrence of, or agreement to incur, any indebtedness in excess of $100,000;

(vii) enter into any transactions with any Affiliate other than transactions in the ordinary course of business and on terms as favorable as the Corporation or any subsidiary thereof shall have received with an independent third party;

(i) any declaration or payment of any dividends (other than dividends on Series B Shares) on or any declaration or making of any other distribution, directly or indirectly, through subsidiaries or otherwise, or the setting apart of any sum for any such purpose;

(viii) any redemption or repurchase of any class of equity securities (other than the Series B Preferred Stock as contemplated hereby);

(ix) any transaction or any act that would result in taxation of the holders of the Series B Preferred Stock under Section 305 of the Internal Revenue Code;

(x) increase the authorized number of directors constituting the Board of Directors above five (5) directors; and

(xi) any agreement to do any of the foregoing.

Section 5. Conversion.

5A. Conversion Procedure.

(i) Subject to the provisions of this Section 5, at any time and from time to time, any holder of Series B Preferred Stock may convert all or any portion of the Series B Preferred Stock (including any fraction of a Series B Share) held by such holder into a number of shares of Conversion Stock computed by dividing (A) the product of the number of Series B Shares to be converted multiplied by $.00182 by (B) the Series B Conversion Price then in effect.

25

(ii) Except as otherwise provided herein, each conversion of Series B Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series B Preferred Stock to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Series B Shares converted as a holder of Series B Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

(iii) The conversion rights of any Series B Share actually redeemed hereunder shall terminate on the applicable Series B Redemption Date for such Series B Share.

(iv) Notwithstanding any other provision hereof, if a conversion of Series B Preferred Stock is to be made in connection with a Qualified Public Offering, Change of Control or other transaction affecting the Corporation, the conversion of any Series B Shares may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

(v) As soon as possible after a conversion has been effected (but in any event within three (3) Business Days after notice of such conversion has been delivered to the Corporation, provided that such conversion has been effected by such date, in the case of clause (a) below), the Corporation shall deliver to the converting holder:

(a) a certificate or certificates representing the number of shares of Conversion Stock issuable upon such conversion of such Series B Shares surrendered for conversion, including the dividends distributed thereon immediately prior to such conversion, in such name or names and such denomination or denominations as the converting holder has specified;

(b) subject to clause 5A(vi), payment in an amount equal to all accrued and unpaid dividends with respect to each Series B Share converted plus the amount payable under paragraph (x) below with respect to such conversion; and

(c) a certificate representing any Series B Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

(vi) If at the time of any conversion, an Event of Noncompliance described in Paragraph 7(a)(i) or 7(a)(iv) of this Part III hereof shall have occurred and be continuing, any portion of the accrued and unpaid dividends on the Series B Preferred Stock may, at the converting holder’s option, be converted into an additional number of shares of Conversion Stock determined by dividing the amount of the unpaid dividends to be applied for such purpose, by the Series B Conversion Price then in effect. If the converting holder so elects, if the Corporation is not permitted under applicable law to pay any portion of the accrued and

26

unpaid dividends on the Series B Preferred Stock being converted, the Corporation shall pay such amounts to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment and at the request of any such converting holder and the Corporation shall provide such holder with written evidence of its obligation to such holder.

(vii) The issuance of certificates for shares of Conversion Stock upon conversion of the Series B Preferred Stock shall be made without charge to the holders of such Series B Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock, excluding any tax or other charge imposed in connection with any transfer in connection with the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series B Preferred Stock were registered. Upon conversion of each Series B Share, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

(viii) The Corporation shall not close its books against the transfer of Series B Preferred Stock or of Conversion Stock issued or issuable upon conversion of Series B Preferred Stock in any manner which interferes with the timely conversion of Series B Preferred Stock. The Corporation shall assist and cooperate with any holder of Series B Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Series B Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

(ix) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of Series B Preferred Stock, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Series B Preferred Stock. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of Series B Preferred Stock.

(x) If any fractional interest in a share of Conversion Stock would, except for the provisions of this paragraph, be delivered upon any conversion of Series B Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Fair Market Value of such fractional interest as of the date of conversion.

(xi) If the shares of Conversion Stock issuable by reason of conversion of Series B Preferred Stock are convertible into or exchangeable for any other stock or securities

27

of the Corporation, the Corporation shall, at the converting holder’s option, upon surrender of the Series B Shares to be converted by such holder as provided herein together with any notice, statement or payment required to effect such conversion or exchange of Conversion Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Conversion Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

5B. Series B Conversion Price.

(i) The initial Series B Conversion Price shall be $.00182. In order to prevent dilution of the conversion rights granted under this Section 5, the Series B Conversion Price shall be subject to adjustment from time to time pursuant to this Section 5B of this Part III. If and whenever on or after the original date of issuance of the Series B Preferred Stock the Corporation issues or sells, or in accordance with Section 5C of this Part III is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Series B Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale, the Series B Conversion Price shall be reduced to the lowest net price per share at which any such share of Common Stock has been issued or sold.

(ii) Notwithstanding the foregoing, there shall be no adjustment in the Series B Conversion Price hereunder as a result of any issuance or sale of Common Stock (a) to employees, consultants, members of management or directors of the Company pursuant to and in accordance with the Corporation’s 1999 Stock Incentive Plan, (b) otherwise so long as aggregate Fair Market Value of such Common Stock does not exceed $1 million at any time after the original date of issuance and such issuance and sale has been approved by the Board of Directors, (c) to unaffiliated third parties in connection with any strategic alliances or mergers and acquisitions approved by a majority of the Investor Directors, (d) the issuance of shares of Common Stock upon exercise of the warrants to purchase shares of Common Stock of the Corporation issued in connection with the sale of the Bridge Notes pursuant to the Bridge Purchase Note Agreement.

5C. Effect on Series B Conversion Price of Certain Events. For purposes of determining the adjusted Series B Conversion Price under Section 5B of this Part III, the following shall be applicable:

(i) Issuance of Rights or Options. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Series B Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be

28

determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Series B Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Series B Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Series B Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Series B Conversion Price had been or are to be made pursuant to other provisions of this Section 5, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Series B Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of Section 5C of this Part III, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Series B Preferred Stock are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided, that no such change shall at any time cause the Series B Conversion Price hereunder to be increased.

29

(iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Series B Conversion Price then in effect hereunder shall be adjusted immediately to the Series B Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of Section 5C of this Part III, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Series B Preferred Stock shall not cause the Series B Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Series B Preferred Stock.

(v) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Fair Market Value thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Series B Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Series B Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

(vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

(vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

(viii) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or

30

purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

5D. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Series B Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Series B Conversion Price in effect immediately prior to such combination shall be proportionately increased.

5E. Reorganization, Reclassification, Consolidation, Merger or Sale. Subject to Section 2C of this Part III, prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding) to insure that each of the holders of Series B Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Series B Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series B Preferred Stock immediately prior to such Organic Change. Subject to Section 2C of this Part III, in each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding) to insure that the provisions of this Section 5 and Sections 1, 2 and 7 of this Part III shall thereafter be applicable to the Series B Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Series B Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Series B Conversion Stock acquirable and receivable upon conversion of Series B Preferred Stock, if the value so reflected is less than the Series B Conversion Price in effect immediately prior to such consolidation, merger or sale). In the event that such Organic Change is a Change of Control, unless the holders of 75% of the then outstanding shares of Series B Preferred Stock and 75% of the then outstanding shares of Series A Preferred Stock have elected to receive the amounts payable to such holders under Section 2C of this Part III and Section 2C of Part II, respectively, in exchange for each share of Series B Preferred Stock and Series A Preferred Stock, respectively, held by each such holder, the Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

31

5F. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation’s Board of Directors shall make an appropriate adjustment in the Series B Conversion Price so as to protect the rights of the holders of Series B Preferred Stock; provided, that no such adjustment shall increase the Series B Conversion Price as otherwise determined pursuant to this Section 5 or decrease the number of shares of Conversion Stock issuable upon conversion of each Series B Share.

5G. Notices.

(i) Immediately upon any adjustment of the Series B Conversion Price, the Corporation shall give written notice thereof to all holders of Series B Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

(ii) The Corporation shall give written notice to all holders of Series B Preferred Stock at least twenty (20) days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

(iii) The Corporation shall also give written notice to the holders of Series B Preferred Stock at least twenty (20) days prior to the date on which any Organic Change shall take place.

5H. Mandatory Conversion. Upon the consummation of a Qualified Public Offering, all outstanding shares of Series B Preferred Stock shall automatically convert into Common Stock in accordance with the terms of this Section 5H. Any mandatory conversion pursuant to this Section 5H shall only be effected at the time of and subject to the closing of the consummation of such Qualified Public Offering and upon written notice of such mandatory conversion delivered to all holders of Series B Preferred Stock at least thirty (30) days prior to such Qualified Public Offering.

Section 6. Purchase Rights. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Series B Preferred Stock shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder’s Series B Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

Section 7. Events of Noncompliance.

32

7A. Definition. An Event of Noncompliance shall have occurred if:

(i) the Corporation fails to make any redemption payment with respect to the Series A Preferred Stock or Series B Preferred Stock which it is required to make hereunder for five days from the date such payment is due, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

(ii) the Corporation breaches or otherwise fails to perform or observe the covenants set forth in Sections 7.1 (h), 7.2, 7.3 and 7.4 of the Series B Purchase Agreement and in Sections 7.1(h), 7.3 and 7.4 of the Series A Purchase Agreement and if such breach or failure is of a type that is curable, fails to cure such breach within twenty (20) days of written notice thereof;

(iii) within the applicable survival period for such representation or warranty as set forth in the Series B Purchase Agreement and Series A Purchase Agreement, (a) it is discovered that any representation or warranty contained in Article 4 of the Series B Purchase Agreement or Section 4.3 of the Series A Purchase Agreement, as the case may be, was false or misleading in any material respect on the date made or (b) it is discovered that any representation or warranty contained in Article 4 of the Series B Purchase Agreement or Section 4.5(b) of the Series A Purchase Agreement, as the case may be, was false or misleading in any material respect on the date made;

(iv) the Corporation or any material Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any material Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any material Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any material Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any material Subsidiary or of any substantial part of the assets of the Corporation or any material Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any material Subsidiary and either (a) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within sixty (60) days;

(v) a judgment is rendered against the Corporation or any Subsidiary, the uninsured portion of which is in excess of $500,000 and, within sixty (60) days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within sixty (60) days after the expiration of any such stay, such judgment is not discharged; or

(vi) the Corporation or any Subsidiary defaults in the performance of any obligation or agreement if the effect of such default is to cause an amount exceeding $500,000 to become due prior to its stated maturity or to permit the holder or holders of any obligation to cause an amount exceeding $500,000 to become due prior to its stated maturity.

33

7B. Consequences of Events of Noncompliance.

(i) If an Event of Noncompliance (other than an Event of Noncompliance described in Paragraph 7A(v) or 7A(vi) of this Part III has occurred, the dividend rate on the Series B Preferred Stock shall increase immediately by an increment of 2.0 percentage point(s). Thereafter, until such time as no Event of Noncompliance exists, the dividend rate shall increase automatically at the end of each succeeding 90-day period by an additional increment of 2.0 percentage point(s) (but in no event shall the dividend rate exceed ten percent (10%) solely in the event of the occurrence of an Event of Noncompliance described in Clause 7A(iii)(b) of this Part III or twenty percent (20%) in the event of any other applicable Event of Noncompliance). Any increase of the dividend rate resulting from the operation of this paragraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this paragraph.

(ii) If an Event of Noncompliance (other than an Event of Noncompliance described in Paragraph 7A(iv), 7A(v) or 7A(vi) of this Part III) has occurred, the holder or holders of a majority of the Series B Preferred Stock then outstanding and holder or holders of a majority of Series A Preferred Stock then outstanding, each voting separately as a class, may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Preferred Stock owned by such holder or holders at a price per share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall give prompt written notice of such election by the holders of the Series A and Series B Preferred Stock to the other holders of Preferred Stock (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder’s Preferred Stock by giving written notice thereof to the Corporation within seven days after receipt of the Corporation’s notice. The Corporation shall redeem all Series B Preferred Stock as to which rights under this paragraph have been exercised within fifteen (15) days after receipt of the initial demand for redemption.

(iii) If an Event of Noncompliance of the type described in Paragraph 7A(iv) of this Part III has occurred, all of the Series B Preferred Stock then outstanding shall be subject to immediate redemption by the Corporation (without any action on the part of the holders of the Series B Preferred Stock) at a price per share equal to the Series B Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall immediately redeem all Series B Preferred Stock upon the occurrence of such Event of Noncompliance.

(iv) If an Event of Noncompliance (other than an Event of Noncompliance described in Paragraph 7A(v) or 7A(vi) of this Part III) has occurred and continues for a period of thirty (30) days, the Conversion Price of the Series B Preferred Stock shall be reduced immediately by 10% of the Conversion Price in effect immediately prior to such adjustment. Thereafter, other than with respect to an Event of Noncompliance described in Clause 7A(iii)(b) of this Part III (with respect to which there shall be no further adjustment to the Conversion Price pursuant to this sentence) until such time as no Event of Noncompliance exists, the Conversion Price shall be reduced at the end of each of the next four succeeding 90-day periods by an additional 10% of the Conversion Price in effect immediately prior to such adjustment.

34

(v) If any Event of Noncompliance exists, each holder of Series B Preferred Stock shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

Section 8. Registration of Transfer.

The Corporation shall keep at its principal office a register for the registration of Series B Preferred Stock. Upon the surrender of any certificate representing Series B Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate.

Section 9. Replacement.

Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Series B Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided, that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series B Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Section 10. Definitions.

For purposes of this Part III of Article FIFTH, the following terms shall have the following meanings:

“1999 Stock Incentive Plan” means the Corporation’s 1999 Stock Incentive Plan approved by the Corporation’s Board of Directors on July 22, 1999, and as amended and in effect from time to time.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close.

“Bridge Notes” means the Corporation’s outstanding Senior Convertible Secured Notes issued pursuant to the Bridge Note Purchase Agreement.

35

“Bridge Note Purchase Agreement” means Amended and Restated Senior Convertible Secured Note and Warrant Purchase Agreement, dated as of June 13, 2001, by and between the Corporation and the parties named therein.

“Change of Control” means (a) any sale, transfer or issuance or series of sales, transfers and/or issuances of Common Stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term “group” is used under the Securities Exchange Act of 1934), other than the holders of Preferred Stock as of the date of issuance of such shares, beneficially owning (as such term is used in the Securities Exchange Act of 1934) more than 50% of the Common Stock outstanding at the time of such sale, transfer or issuance or series of sales, transfers and/or issuances, (b) any sale or transfer of all or substantially all of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Corporation’s Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of business) and (c) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Preferred Stock are not changed and the Preferred Stock is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation’s outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board of Directors immediately prior to the merger shall continue to own the Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board of Directors.

“Common Stock” means, collectively, the Corporation’s Common Stock, $0.0001 par value per share, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

“Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Paragraphs 5C(i) and 5C(ii) of this Part III of this Article FIFTH whether or not the Options or Convertible Securities are actually exercisable at such time.

“Conversion Stock” means shares of the Corporation’s Common Stock, $0.0001 par value per share issuable upon conversion of Series B Preferred Stock; provided, that if there is a change such that the securities issuable upon conversion of Series B Preferred Stock are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term “Conversion Stock” shall mean one share of the security issuable upon conversion of Series B Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

“Convertible Securities” means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

36

“Fair Market Value” of any security means the average of the closing prices of such security’s sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq Stock Market System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the Nasdaq Stock Market System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of twenty-one (21) days consisting of the day as of which “Fair Market Value” is being determined and the twenty (20) consecutive Business Days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the Nasdaq Stock Market System or the over-the-counter market, the “Fair Market Value” shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Series B Preferred Stock and a majority of the Series A Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by a nationally recognized independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Series B Preferred Stock and holders of a majority of the Series A Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

“Initial Issue Date” shall mean the date that shares of Series B Preferred Stock are first issued by the Corporation.

“Junior Securities” means any capital stock or other equity securities of the Corporation, except for the Senior Securities.

“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Organic Change” has the meaning given that term in Section 5E of Part II herein.

“Person” means an individual, a partnership, a corporation, a limited liability company, a limited liability partnership, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof

“Preferred Stock” shall mean Series A Preferred Stock and Series B Preferred Stock.

“Qualified Public Offering” means the sale, in a firmly underwritten public offering registered under the Securities Act and underwritten by a nationally recognized investment bank approved by vote of a majority of the Board of Directors and holders of a majority of the outstanding Series B Shares, of shares of Common Stock resulting in gross proceeds to the Corporation of at least $30 million.

“Senior Securities” means any capital stock or other equity securities of the Corporation, including the Series B Preferred Stock, which by their terms, rank as to dividends

37

or distribution of assets on liquidation, dissolution or winding up of the Corporation, senior to the Series A Preferred Stock, and which securities are approved, if necessary, under Section 7.4 of the Series A Purchase Agreement.

“Series A Liquidation Value” of any Series A Share as of any particular date shall be equal to $0.3528.

“Series A Purchase Agreement” means the Series A Preferred Stock Purchase Agreement, dated as of March 31, 2000, by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

“Series A Redemption Date” as to any share has the meaning given that term in Section 3 of Part II herein; provided, that no such Series A Redemption Date specified herein shall be a Series A Redemption Date unless the Series A Liquidation Value along with all accrued and unpaid dividends thereon is actually paid in full on such date, and if not so paid in full, the Series A Redemption Date shall be the date on which such amount is fully paid.

“Series B Liquidation Value” of any Series B Share as of any particular date shall be equal to 200% of the Series B Purchase Price.

“Series B Purchase Agreement” means the Series B Preferred Stock Purchase Agreement, dated as of November 19, 2001, by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

“Series B Purchase Price” means $.00182 per Series B Share.

“Series B Redemption Date” as to any share has the meaning given that term in Section 3 this Part III; provided, that no such Series B Redemption Date specified herein shall be a Series B Redemption Date unless the Series B Purchase Price along with all accrued and unpaid dividends thereon is actually paid in full on such date, and if not so paid in full, the Series B Redemption Date shall be the date on which such amount is fully paid.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

Section 11. Amendment and Waiver.

38

No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 12 of this Part III without the prior written consent of the holders of at least a majority of the Series B Preferred Stock outstanding at the time such action is taken.

Section 12. Notices.

Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be (i) delivered in person, (ii) transmitted by telecopy, (iii) sent by registered or certified mail, postage prepaid with return receipt requested, or (iv) sent by reputable overnight courier service, fees prepaid, to (x) the Corporation, at its principal executive offices and (y) to any stockholder, at such stockholder’s address or telecopy as it appears in the records of the Corporation (unless otherwise indicated in writing by any such stockholder). Notices shall be deemed given upon personal delivery, upon receipt of return receipt in the case of delivery by mail, upon acknowledgment by the receiving telecopier or one day following deposit with an overnight courier service.

SIXTH: The corporation is to have perpetual existence.

SEVENTH: in furtherance and not in limitation of the objects, purposes and powers conferred by statute, the Board of Directors of the corporation is expressly authorized to make, alter or repeal the By-Laws of the corporation.

EIGHTH: The corporation shall indemnify any director or officer of the corporation and may indemnify any other person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. No amendment to or repeal of this Article EIGHTH shall apply to or have any effect on the rights of any individual referred to in this Article EIGHTH for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

NINTH: The directors of the corporation shall incur no personal liability to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director; provided, however, that the directors of the corporation shall continue to be subject to

39

liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the directors derived an improper benefit. If the GCL is amended after the date of incorporation of the corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

TENTH: The corporation reserves the right, subject to any limitations set forth herein, to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute.

ELEVENTH: Elections of directors need not be by written ballot unless the By-Laws of the corporation shall so provide.

TWELFTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation.

40

IN WITNESS WHEREOF, the undersigned has caused this Fourth Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this 19th day of November 2001.

By:	/s/ Michael Britti
Michael Britti
Chief Executive Officer

CERTIFICATE OF CORRECTION OF

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

RENTPORT, INC.

It is hereby certified, pursuant to and in accordance with Section 103(f) of the Delaware General Corporation Law that:

1. The name of the corporation (hereinafter called the “Corporation”) is RentPort, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on January 4, 1999 under the name RentReport Inc.

2. The Fourth Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), which was filed by the Secretary of State of Delaware on November 20, 2001, is hereby corrected.

3. The inaccuracies to be corrected in said Certificate of Incorporation are as follows:

(A) In Section 5B(ii) of Part II of Article FIFTH of the Certificate of Incorporation, the date of the filing of the Certificate of Incorporation was by inadvertence and mistake stated as November 19, 2001. The date of the filing of the Certificate of Incorporation is corrected as November 20, 2001.

(B) The definition of “Series B Purchase Agreement” in Section 10 of each of Parts II and III of Article FIFTH stated by inadvertence and mistake that the date of the Series B Purchase Agreement was November 19, 2001. The definition of “Series B Purchase Agreement” in each of such Sections is corrected to state as follows:

“Series B Purchase Agreement” means the Series B Preferred Stock Purchase Agreement, dated as of November 20, 2001, by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

(C) The definition of “Series B Purchase Price” in Section 10 of each of Parts II and III of Article FIFTH contains a clerical error and is missing part of the definition. The definition of “Series B Purchase Price” in each of such Sections is corrected to state as follows:

“Series B Purchase Price” means $.00182 per Series B Share, adjusted for any combinations, consolidations or stock distributions, stock dividends or stock splits with respect to the

Series B Shares subsequent to the initial issuance of the Series B Preferred Stock.

(D) In Section 5A(i) of Part III of Article FIFTH, certain words following the dollar amount, $.00182, were by inadvertence and mistake omitted. Section 5A(i) of Part III of Article FIFTH is corrected to state as follow:

Subject to the provisions of this Section 5, at any time and from time to time, any holder of Series B Preferred Stock may convert all or any portion of the Series B Preferred Stock (including any fraction of a Series B Share) held by such holder into a number of shares of Conversion Stock computed by dividing (A) the product of the number of Series B Shares to be converted multiplied by $.00182, adjusted for any combinations, consolidations or stock distributions, stock dividends or stock splits with respect to the Series B Shares subsequent to the initial issuance of the Series B Preferred Stock, by (B) the Series B Conversion Price then in effect.

(E) The definition of “Series A Liquidation Value” in Section 10 of each of Parts II and III of Article FIFTH contains a clerical error and is missing part of the definition. The definition of “Series A Liquidation Value” in each of such Sections is corrected to state as follows:

“Series A Liquidation Value” of any Series A Share as of any particular date shall be equal to $0.3528, adjusted for any combinations, consolidations or stock distributions, stock dividends or stock splits with respect to the Series A Shares subsequent to the initial issuance of the Series A Preferred Stock.

(F) In Section 5A(i) of Part II of Article FIFTH, certain words following the dollar amount, $.3528, were by inadvertence and mistake omitted. Section 5A(i) of Part II of Article FIFTH is corrected to state as follow:

Subject to the provisions of this Section 5, at any time and from time to time, any holder of Series A Preferred Stock may convert all or any portion of the Series A Preferred Stock (including any fraction of a Series A Share) held by such holder into a number of shares of Conversion Stock computed by dividing (A) the product of the number of Series A Shares to be converted multiplied by $0.3528, adjusted for any combinations, consolidations or stock distributions, stock dividends or stock splits with respect to the Series A Shares subsequent to the initial issuance of the Series A Preferred Stock, by (B) the Series A Conversion Price then in effect.

2

IN WITNESS WHEREOF, RentPort, inc. has caused this Certificate to be signed by Michael Britti, its Chief Executive Officer on this 29th day of November 2001, to be effective as of November 20, 2001.

RentPort, Inc.

By:	/s/ Michael Britti
Michael Britti
Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

RENTPORT, INC.

RENTPORT, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is RentPort, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 4, 1999 under the name RentReport Inc.

SECOND: That the Board of Directors of the Corporation (the “Board”), acting by unanimous written consent in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, adopted the following resolutions proposing and declaring advisable the following amendments to the Fourth Amended and Restated Certificate of Incorporation of the Corporation;

RESOLVED, Article FOURTH of the Fourth Amended and Restated Certificate of Incorporation of the Corporation is amended by striking out Article FOURTH thereof and by substituting in lieu of said Article FOURTH the following new article:

“FOURTH: The total number of shares of all classes of stock which the Corporation has authority to issue is twenty two million one thousand (22,001,000) shares, consisting of twelve million (12,000,000) shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and ten million one thousand (10,001,000) shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), one thousand (1,000) shares of which are designated Series A Preferred Stock and ten million (10,000,000) shares of which are designated Series B Preferred Stock.

Upon the filing of this amendment to the Fourth Amended and Restated Certificate of Incorporation, whereby Article FOURTH is amended in its entirety to read as set forth herein: (A) each six hundred (600) issued and outstanding shares of Common Stock of the Corporation shall automatically and without further action on the part of the holder thereof be combined into one (1) share of validly issued, fully paid and non-assessable shares of Common Stock of the Corporation, (B) each three thousand (3,000) issued and outstanding shares of Series A Preferred Stock of the Corporation shall automatically and without further action on the part of the holder thereof be combined into one (1) share of validly issued, fully paid and non-assessable shares of Series A Preferred Stock of the Corporation and (C) each six hundred (600) issued and outstanding shares of

Series B Preferred Stock of the Corporation shall automatically and without further action on the part of the holder thereof be combined into one (I) share of validly issued, fully paid and non-assessable shares of Series B Preferred Stock of the Corporation. No scrip or fractional shares of Common Stock will be issued by reason of this amendment.”

THIRD: That pursuant to a resolution of the Board of Directors, the proposed amendment was submitted to the stockholders of the Corporation and was duly adopted by a majority of the stockholders of the Corporation acting by written consent in accordance with the applicable provisions of Section 228 of the General Corporation Law of the State of Delaware.

FOURTH: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

2

IN WITNESS WHEREOF, the undersigned has signed this Certificate and affirms, under penalties of perjury, that the Certificate is the act and deed of the corporation and the facts stated herein are true.

RENTPORT, INC.

	By:	/s/ Michael Britti
Date: December 17, 2001		Michael Britti
Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

RENTPORT, INC.

RENTPORT, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is RentPort, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 4, 1999 under the name RentReport Inc.

SECOND: That the Board of Directors of the Corporation (the “Board”), acting by unanimous written consent in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, adopted the following resolutions proposing and declaring advisable the following amendments to the Fourth Amended and Restated Certificate of Incorporation of the Corporation, as amended:

RESOLVED, Article FOURTH of the Fourth Amended and Restated Certificate of Incorporation of the Corporation is amended by striking out Article FOURTH thereof and by substituting in lieu of said Article FOURTH the following new article:

“FOURTH: The total number of shares of all classes of stock which the Corporation has authority to issue is twenty eight million ten thousand (28,010,000) shares, consisting of fifteen million (15,000,000) shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and thirteen million ten thousand (13,010,000) shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), ten thousand (10,000) shares of which are designated Series A Preferred Stock and thirteen million (13,000,000) shares of which are designated Series B Preferred Stock.

THIRD: That pursuant to a resolution of the Board of Directors, the proposed amendment was submitted to the stockholders of the Corporation and was duly adopted by a majority of the stockholders of the Corporation acting by written consent in accordance with the applicable provisions of Section 228 of the General Corporation Law of the State of Delaware.

FOURTH: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has signed this Certificate and affirms, under penalties of perjury, that the Certificate is the act and deed of the corporation and the facts stated herein are true.

RENTPORT, INC.

	By:	/s/ Michael Britti
Date: March 5, 2002		Michael Britti
Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

RENTPORT, INC.

RENTPORT, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is RentPort, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 4, 1999 under the name RentReport Inc.

SECOND: That the Board of Directors of the Corporation (the “Board”), acting by unanimous written consent in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, adopted the following resolutions proposing and declaring advisable the following amendments to the Fourth Amended and Restated Certificate of Incorporation of the Corporation:

RESOLVED, Section 3A of Part II of Article FIFTH of the Fourth Amended and Restated Certificate of Incorporation of the Corporation is amended by striking out Section 3A of Part II of Article FIFTH thereof and by substituting in lieu of said Section 3A of Part II of Article FIFTH the following new paragraph:

3A. Scheduled Redemptions. Subject to the provisions of this Section 3, and subject to the prior rights of the holders of Senior Securities to have such Senior Securities redeemed (in the case of Series B Preferred Stock, as set forth in Section 3 of Part III hereof), on each of the dates specified below (each, a “Series A Redemption Date”), at the option of any holder of Series A Preferred Stock, the Corporation shall redeem, out of funds legally available therefor, the corresponding percentage specified below of the outstanding Series A Shares then held by such holder at a price per Series A Share equal to the Series A Liquidation Value along with any accrued and unpaid dividends thereon:

REDEMPTION DATE	SPECIFIED PERCENTAGE
March 31, 2004	50.00%
December 31, 2004	100.00%

RESOLVED, Section 3C of Part II of Article FIFTH of the Fourth Amended and Restated Certificate of Incorporation of the Corporation is amended by striking out Section 3C of Part II of Article FIFTH thereof and by substituting in lieu of said Section 3C of Part II of Article FIFTH the following new paragraph:

3C. Notice of Redemption. Each holder of Series A Preferred Stock shall give written notice (a “Redemption Notice”) of its election to exercise its redemption rights under Section 3A of Part II above to the Corporation not more than one hundred (100) nor less than ten (10) days prior to the date on which such redemption is to be made. In case fewer than the total number of Series A Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Series A Shares shall be issued to the holder thereof without cost to such holder within five (5) Business Days after surrender of the certificate representing the redeemed Series A Shares.

RESOLVED, Section 3A of Part III of Article FIFTH of the Fourth Amended and Restated Certificate of Incorporation of the Corporation is amended by striking out Section 3A of Part III of Article FIFTH thereof and by substituting in lieu of said Section 3A of Part III of Article FIFTH the following new paragraph:

3A. Scheduled Redemptions. Subject to the provisions of this Section 3, on each of the dates specified below (each, a “Series B Redemption Date”), at the option of any holder of Series B Preferred Stock, prior to the redemption of any shares of Series A Preferred Stock or any Junior Securities, the Corporation shall redeem, out of funds legally available therefor, the corresponding percentage specified below of the outstanding Series B Shares then held by such holder at a price per Series B Share equal to the Series B Purchase Price along with any accrued and unpaid dividends thereon:

REDEMPTION DATE	SPECIFIED PERCENTAGE
March 31, 2004	50.00%
December 31, 2004	100.00%

RESOLVED, Section 3C of Part III of Article FIFTH of the Fourth Amended and Restated Certificate of Incorporation of the Corporation is amended by striking out Section 3C of Part III of Article FIFTH thereof and by substituting in lieu of said Section 3C of Part Iii of Article FIFTH the following new paragraph:

3C. Notice of Redemption. Each holder of Series B Preferred Stock shall give written notice (a “Redemption Notice”) of its election to exercise its redemption rights under Section 3A of this Part III to the Corporation not more than one hundred (100) nor less than ten (10) days prior to the date on which such redemption is to be made. In case fewer than the total number of Series B Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Series B Shares shall be issued to the holder thereof without cost to such holder

2

within five (5) Business Days after surrender of the certificate representing the redeemed Series B Shares.

THIRD: That pursuant to a resolution of the Board of Directors, the proposed amendment was submitted to the stockholders of the Corporation and was duly adopted by a majority of the stockholders of the Corporation acting by written consent in accordance with the applicable provisions of Section 228 of the General Corporation Law of the State of Delaware.

FOURTH: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

3

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 19th day of December, 2003.

RENTPORT, INC.

By:	/s/ Marc Cummins
Marc Cummins Chairman of the Board

CERTIFICATE OF AMENDMENT

OF

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

RENTPORT, INC.

RENTPORT, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is RentPort, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 4, 1999 under the name RentReport Inc.

SECOND: That the Board of Directors of the Corporation (the “Board”), acting by unanimous written consent in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, adopted the following resolutions proposing and declaring advisable the following amendments to the Fourth Amended and Restated Certificate of Incorporation of the Corporation:

RESOLVED, Section 3A of Part II of Article FIFTH of the Fourth Amended and Restated Certificate of Incorporation of the Corporation is amended by striking out Section 3A of Part II of Article FIFTH thereof and by substituting in lieu of said Section 3A of Part II of Article FIFTH the following new paragraph:

3A. Scheduled Redemptions. Subject to the provisions of this Section 3, and subject to the prior rights of the holders of Senior Securities to have such Senior Securities redeemed (in the case of Series B Preferred Stock, as set forth in Section 3 of Part III hereof), if the Corporation shall have received Redemption Notices (as defined in Section 3C of this Part II below) from the holders of at least twenty-five percent (25%) of the outstanding Series A Shares, the Corporation shall on each of the dates specified below (each, a “Series A Redemption Date”) redeem, out of funds legally available therefor, the corresponding percentage specified below of the outstanding Series A Shares then held by any holder who provided a Redemption Notice at a price per Series A Share equal to the Series A Liquidation Value along with any accrued and unpaid dividends thereon:

REDEMPTION DATE	SPECIFIED PERCENTAGE
March 31, 2004	50.00%
December 31, 2004	100.00%

In the event that as of any Series A Redemption Date the Corporation has not received Redemption Notices given in accordance with Section 3C of this Part II below from holders of at least twenty-five percent (25%) of the outstanding Series A Shares, the Corporation shall have no obligation to redeem any Series A Shares as to which a Redemption Notice has been received and such Redemption Notices shall be null and void.

RESOLVED, Section 3C of Part II of Article FIFTH of the Fourth Amended and Restated Certificate of Incorporation of the Corporation is amended by striking out Section 3C of Part II of Article FIFTH thereof and by substituting in lieu of said Section 3C of Part II of Article FIFTH the following new paragraph:

3C. Notice of Redemption. Each holder of Series A Preferred Stock electing to exercise its redemption rights under Section 3A of Part II above shall give written notice (a “Redemption Notice”) of its election to exercise to the Corporation not more than one hundred (100) nor less than ten (10) days prior to the date on which such redemption is to be made. A holder of Series A Shares may specify in a Redemption Notice that it elects to exercise its redemption rights as to less than the total number of Series A Shares as to which such holder is entitled to elect to exercise redemption rights. In case fewer than the total number of Series A Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Series A Shares shall be issued to the holder thereof without cost to such holder within five (5) Business Days after surrender of the certificate representing the redeemed Series A Shares.

RESOLVED, Section 3A of Part III of Article FIFTH of the Fourth Amended and Restated Certificate of Incorporation of the Corporation is amended by striking out Section 3A of Part III of Article FIFTH thereof and by substituting in lieu of said Section 3A of Part III of Article FIFIH the following new paragraph:

3A. Scheduled Redemptions. Subject to the provisions of this Section 3, on each of the dates specified below (each, a “Series B Redemption Date”), prior to the redemption of any shares of Series A Preferred Stock or any Junior Securities, if the Corporation shall have received Redemption Notices (as defined in Section 3C of this Part III below) from the holders of at least twenty-five percent (25%) of the outstanding Series B Shares, the Corporation shall on each of the dates specified below (each, a “Series B Redemption Date”) redeem, out of funds legally available therefor, the corresponding percentage specified below of the outstanding Series B Shares then held by any holder who provided a Redemption Notice at a price per Series B Share equal to the Series

2

B Purchase Price along with any accrued and unpaid dividends thereon:

REDEMPTION DATE	SPECIFIED PERCENTAGE
March 31, 2004	50.00%
December 31, 2004	100.00%

In the event that as of any Series B Redemption Date the Corporation has not received Redemption Notices given in accordance with Section 3C of this Part III below from holders of at least twenty-five percent (25%) of the outstanding Series B Shares, the Corporation shall have no obligation to redeem any Series B Shares as to which a Redemption Notice has been received and such Redemption Notices shall be null and void.

RESOLVED, Section 3C of Part III of Article FIFTH of the Fourth Amended and Restated Certificate of Incorporation of the Corporation is amended by striking out Section 3C of Part III of Article FIFTH thereof and by substituting in lieu of said Section 3C of Part III of Article FIFTH the following new paragraph:

3C. Notice of Redemption. Each holder of Series B Preferred Stock electing to exercise its redemption rights under Section 3A of Part III above shall give written notice (a “Redemption Notice”) of its election to exercise to the Corporation not more than one hundred (100) nor less than ten (10) days prior to the date on which such redemption is to be made. A holder of Series B Shares may specify in a Redemption Notice that it elects to exercise its redemption rights as to less than the total number of Series B Shares as to which such holder is entitled to elect to exercise redemption rights. In case fewer than the total number of Series B Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Series B Shares shall be issued to the holder thereof without cost to such holder within five (5) Business Days after surrender of the certificate representing the redeemed Series B Shares.

THIRD: That pursuant to a resolution of the Board of Directors, the proposed amendment was submitted to the stockholders of the Corporation and was duly adopted by a majority of the stockholders of the Corporation acting by written consent in accordance with the applicable provisions of Section 228 of the General Corporation Law of the State of Delaware.

FOURTH: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

3

IN WITNESS WHEREOF, the undersigned has signed this Certificate and affirms that the Certificate is the act and deed of the corporation and the facts stated herein are true.

RENTPORT, INC.

	By:	/s/ Marc Cummins
Date: January 30, 2004		Marc Cummins
Chairman of the Board

FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

RENTPORT, INC.

RENTPORT, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is RentPort, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 4, 1999 under the name RentReport Inc.

2. This Fifth Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation and adopted by written consent of the holders of a majority of the issued and outstanding shares of voting stock of the Corporation in accordance with Sections 242, 245 and 228 of the General Corporation Law of the State of Delaware (the “GCL”). This Fifth Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation as heretofore supplemented or amended.

3. The text of the Fourth Amended and Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

FIRST: The name of the Corporation is RentPort, Inc.

SECOND: The address of the registered office of the Corporation in the State of Delaware shall be at 15 East North Street, City of Dover, County of Kent; and the name of its registered agent at such address shall be United Corporate Services, Inc.

THIRD: The nature of the business or purposes to be conducted or promoted is: To engage in any lawful act or activity for which a corporation may be organized under the GCL.

FOURTH: The total number of shares of all classes of stock which the Corporation has authority to issue is forty five million ten thousand (45,010,000) shares, consisting of thirty two million (32,000,000) shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and thirteen million ten thousand (13,010,000) shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), ten thousand (10,000) shares of which are designated Series A Preferred Stock and thirteen million (13,000,000) shares of which are designated Series B Preferred Stock.

FIFTH: The designations, powers, preferences and rights granted to or imposed upon the Common Stock and Preferred Stock are as follows:

1. COMMON STOCK

Section 1. Voting Rights. The holders of shares of Common Stock shall be entitled to one vote for each share so held with respect to all matters voted on by the stockholders of the Corporation, subject in all cases to the rights of the Preferred Stock set forth in Section 4 of Part II and Section 4 of Part III.

Section 2. Dividends. Subject to the rights of the Preferred Stock, dividends may be paid on the Common Stock as and when declared by the Board of Directors.

Section 3. Liquidation Rights. Subject to the prior and superior right of the Preferred Stock, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock shall be entitled to receive that portion of the remaining funds to be distributed in accordance with the provisions of this Certificate of Incorporation, as it may from time to time be amended or supplemented, including without limitation any supplement effected pursuant to a certificate of designations, setting forth such prior and superior rights. Such funds shall be paid to the holders of Common Stock pro rata on the basis of the number of shares of Common Stock held by each of them.

Section 4. Merger, Consolidation, Sale of Assets. Subject to the prior and superior rights of the Preferred Stock, in the event of any merger or consolidation of the Corporation with or into another corporation in which the Corporation shall not survive, or the sale or transfer of all or substantially all of the assets of the Corporation to another entity, or a merger or consolidation in which the Corporation shall be the surviving entity but its Common Stock is exchanged for stock, securities or property of another entity, the holders of Common Stock shall be entitled to receive all cash, securities and other property received by the Corporation pro rata on the basis of the number of shares of Common Stock held by each of them.

Section 5. Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary in this Certificate of Incorporation, as it may from time to time be amended or supplemented, including without limitation any supplement effected pursuant to a certificate of designations, shall be vested in the Common Stock.

II. SERIES A PREFERRED STOCK

All capitalized terms used in this Part II and not otherwise defined in this Part II shall have the respective meanings ascribed thereto in Section 10 of this Part II.

Section 1. Dividends.

1A. General Obligation. When and as declared by the Corporation’s Board of Directors and to the extent permitted under the Delaware Business Corporation Law, the Corporation shall pay preferential dividends to the holders of the Series A Convertible Participating Preferred Stock (the “Series A Preferred Stock”) as provided in this Section 1. Except as otherwise provided herein, dividends on each share of the Series A Preferred Stock (a “Series A Share”) shall accrue, whether or not declared or paid, on a daily, non-compounded basis at the rate of eight percent (8%) per annum of the Series A Liquidation Value thereof from and including the date of issuance of such Series A Share to and including the first to occur of (i) the date on which the Series A Liquidation Value along with all accrued and unpaid dividends thereon is paid to the holder thereof in connection with either a Liquidation Event (as defined below) or the redemption of such Series A Share by the Corporation, (ii) the date on which such Series A Share is converted into shares of Conversion Stock hereunder or (iii) the date on which such Series A Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Series A Share shall be deemed to be its “date of issuance” regardless of the number of times transfer of such Series A Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Series A Share.

1B. Participating Dividends. In the event that the Corporation declares, pays or sets apart for payment any dividends on the Common Stock, whether payable in cash, property or otherwise (a “Common Dividend”) other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of the Series A Preferred Stock at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series A Preferred Stock had all of the outstanding Series A Preferred Stock been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

Section 2. Liquidation.

2A. Payment of Preference. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary) (a “Liquidation Event”), the assets of the Corporation available for distribution shall be distributed in accordance with the provisions of Section 2B of Part III of this Article FIFTH which are incorporated by reference herein. If upon any such Liquidation Event the Corporation’s assets to be distributed among the holders of the Series A Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2A, then the entire assets available to be distributed to the holders of the Corporation’s Series A Preferred Stock, as set forth in Section 2 of Part III of this Article FIFTH, shall be distributed pro rata among such holders based upon the aggregate Series A Liquidation Value along with all accrued and unpaid dividends thereon of the Series A Preferred Stock held by each such holder. Not less than twenty (20) days prior to the payment date stated therein, the Corporation shall mail written notice of any such Liquidation Event to each record holder of Series A Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Series A Share, each Series B Share and each share of any other Senior Security and of Common Stock in connection with such Liquidation Event.

2B. [Reserved]

2C. Change of Control. At the election of holders of at least 75% of the then outstanding shares of Series A Preferred Stock and at least 75% of each class of the then outstanding shares of Senior Securities, the occurrence of a Change of Control shall be deemed to be a Liquidation Event for purposes of Section 2 of this Part II, and the holders of the Series A Preferred Stock shall be entitled to receive payment from the Corporation of the amounts payable with respect to the Series A Preferred Stock upon a Liquidation Event under this Section 2 in cancellation of their Series A Shares upon the consummation of any such transaction. In the event that the holders of the Series A Preferred Stock, and any outstanding class of Senior Securities have not elected to receive such payment and such Change of Control constitutes an Organic Change, the provisions of Section 5E of Part II shall be applicable to such Change in Control.

Section 3. Redemptions.

3A. Scheduled Redemptions. Subject to the provisions of this Section 3, and subject to the prior rights of the holders of Senior Securities to have such Senior Securities redeemed (in the case of Series B Preferred Stock, as set forth in Section 3 of Part III hereof), if the Corporation shall have received Redemption Notices (as defined in Section 3C of this Part II below) from the holders of at least twenty-five percent (25%) of the outstanding Series A Shares, the Corporation shall on each of the dates specified below (each, a “Series A Redemption Date”) redeem, out of funds legally available therefor, the corresponding percentage specified below of the outstanding Series A Shares then held by any holder who provided a Redemption Notice at a price per Series A Share equal to the Series A Liquidation Value along with any accrued and unpaid dividends thereon:

REDEMPTION DATE	SPECIFIED PERCENTAGE
March 31, 2004	50.00%
December 31, 2005	100.00%

In the event that as of any Series A Redemption Date the Corporation has not received Redemption Notices given in accordance with Section 3C of this Part II below from holders of at least twenty-five percent (25%) of the outstanding Series A Shares, the Corporation shall have no obligation to redeem any Series A Shares as to which a Redemption Notice has been received and such Redemption Notices shall be null and void.

3B. Redemption Payments. For each Series A Share which is to be redeemed hereunder, subject to the prior rights of the holders of Senior Securities to have such Senior Securities redeemed (in the case of Series B Preferred Stock, as set forth in Section 3 of Part III hereof), the Corporation shall be obligated on the applicable Series A Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation’s principal office of the certificate representing such Series A Share), out of funds legally available therefor, an amount in cash in immediately available funds equal to the Series A Liquidation Value along with all accrued and unpaid dividends thereon (the “Series A Redemption Price”). If the funds of the Corporation legally available for redemption of Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such date, those funds which are legally available shall be used to redeem (i) first, the maximum possible number of Senior Securities which are to be redeemed on such date and which the Corporation is able to redeem in accordance with the terms of the Senior Securities and (ii) second, the maximum possible number of Series A Shares which are to be redeemed on such date and which the Corporation is able to redeem pro rata among the holders of the Series A Shares to be redeemed based upon the aggregate Series A Liquidation Value (plus all accrued and unpaid dividends thereon) of such Series A Shares held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Senior Securities and/or Series A Shares, such funds shall immediately be used to redeem the balance of the Senior Securities and, to the extent funds are available, Series A Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

3C. Notice of Redemption. Each holder of Series A Preferred Stock electing to exercise its redemption rights under Section 3A of Part II above shall give written notice (a “Redemption Notice”) of its election to exercise to the Corporation not more than one hundred (100) nor less than ten (10) days prior to the date on which such redemption is to be made. A holder of Series A Shares may specify in a Redemption Notice that it elects to exercise its redemption rights as to less than the total number of Series A Shares as to which such holder is entitled to elect to exercise redemption rights. In case fewer than the total number of Series A Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Series A Shares shall be issued to the holder thereof without cost to such holder within five (5) Business Days after surrender of the certificate representing the redeemed Series A Shares.

3D. Dividends After Redemption Date. No Series A Share shall be entitled to any dividends accruing after the date on which the Series A Liquidation Value along with any accrued and unpaid dividends thereon is paid to the holder of such Series A Share or set aside for payment. On such date, all rights of the holder of such Series A Share shall cease, and such Series A Share shall no longer be deemed to be issued and outstanding.

3E. Redeemed or Otherwise Acquired Series A Shares. Any Series A Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares of preferred stock and shall not be reissued or sold as shares of Series A Preferred Stock or transferred.

3F. Other Redemptions or Acquisitions. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any shares of Series A Preferred Stock, except pursuant to and in accordance with the terms hereof.

Section 4. Voting Rights. The holders of the Series A Preferred Stock shall be entitled to notice of all stockholders meetings in accordance with the Corporation’s bylaws, and except as otherwise required by applicable law, the holders of the Series A Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of Senior Securities and Common Stock voting together as a single class with each share of Common Stock entitled to one vote per share and each share of Preferred Stock entitled to one vote for each share of Common Stock issuable upon conversion of such share of Preferred Stock as of the record date for such vote or, if no record date is specified, as of the date of such vote.

Section 5. Conversion.

5A. Conversion Procedure.

(i) Subject to the provisions of this Section 5, at any time and from time to time, any holder of Series A Preferred Stock may convert all or any portion of the Series A Preferred Stock (including any fraction of a Series A Share) held by such holder into a number of shares of Conversion Stock computed by dividing (A) the product of the number of Series A Shares to be converted multiplied by $0.3528, adjusted for any combinations, consolidations or stock distributions, stock dividends or stock splits with respect to the Series A Shares subsequent to the initial issuance of the Series A Preferred Stock (including (x) a reverse split effectuated on December 28, 2000 whereby each five (5) issued and outstanding shares of Common Stock of the Corporation were combined into one (1) share of validly issued, fully paid and non- assessable shares of Common Stock of the Corporation and (y) a reverse split effectuated on December 17, 2001, whereby (A) each six hundred (600) issued and outstanding shares of Common Stock of the Corporation were combined into one (1) share of validly issued, fully paid and non-assessable shares of Common Stock of the Corporation, (B) each three thousand (3,000) issued and outstanding shares of Series A Preferred Stock of the Corporation were combined into one (1) share of validly issued, fully paid and non-assessable shares of Series A Preferred Stock of the Corporation and (C) each six hundred (600) issued and outstanding shares of Series B Preferred Stock of the Corporation were combined into one (1) share of validly issued, fully paid and non-assessable shares of Series B Preferred Stock of the Corporation (collectively, the “Prior Splits”)) by (B) the Series A Conversion Price then in effect.

(ii) Except as otherwise provided herein, each conversion of Series A Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series A Preferred Stock to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Series A Shares converted as a holder of Series A Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

(iii) The conversion rights of any Series A Share actually redeemed hereunder shall terminate on the applicable Series A Redemption Date for such Series A Share.

(iv) Notwithstanding any other provision hereof, if a conversion of Series A Preferred Stock is to be made in connection with a Qualified Public Offering, Change of Control or other transaction affecting the Corporation, the conversion of any Series A Shares may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

(v) As soon as possible after a conversion has been effected (but in any event within three (3) Business Days after notice of such conversion has been delivered to the Corporation, provided that such conversion has been effected by such date, in the case of clause (a) below), the Corporation shall deliver to the converting holder:

(a) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

(b) subject to clause 5A(vi), payment in an amount equal to all accrued and unpaid dividends with respect to each Series A Share converted plus the amount payable under clause (x) below with respect to such conversion; and

(c) a certificate representing any Series A Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

(vi) If at the time of any conversion, an Event of Noncompliance described in clauses 7A(i) or 7A(iv) of this Part II shall have occurred and be continuing, any portion of the accrued and unpaid dividends on the Series A Preferred Stock may, at the converting holder’s option, be converted into an additional number of shares of Conversion Stock determined by dividing the amount of the unpaid dividends to be applied for such purpose, by the Series A Conversion Price then in effect. If the converting holder so elects, if the Corporation is not permitted under applicable law to pay any portion of the accrued and unpaid dividends on the Series A Preferred Stock being converted, the Corporation shall pay such amounts to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment and at the request of any such converting holder and the Corporation shall provide such holder with written evidence of its obligation to such holder.

(vii) The issuance of certificates for shares of Conversion Stock upon conversion of the Series A Preferred Stock shall be made without charge to the holders of such Series A Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock, excluding any tax or other charge imposed in connection with any transfer in connection with the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock were registered. Upon conversion of each Series A Share, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

(viii) The Corporation shall not close its books against the transfer of Series A Preferred Stock or of Conversion Stock issued or issuable upon conversion of Series A Preferred Stock in any manner which interferes with the timely conversion of Series A Preferred Stock. The Corporation shall assist and cooperate with any holder of Series A Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Series A Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

(ix) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of Series A Preferred Stock, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Series A Preferred Stock. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of Series A Preferred Stock.

(x) If any fractional interest in a share of Conversion Stock would, except for the provisions of this clause, be delivered upon any conversion of Series A Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Fair Market Value of such fractional interest as of the date of conversion.

(xi) If the shares of Conversion Stock issuable by reason of conversion of Series A Preferred Stock are convertible into or exchangeable for any other stock or securities of the Corporation, the Corporation shall, at the converting holder’s option, upon surrender of the Series A Shares to be converted by such holder as provided herein together with any notice, statement or payment required to effect such conversion or exchange of Conversion Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Conversion Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

5B. Series A Conversion Price.

(i) The initial Series A Conversion Price was $1.76. In order to prevent dilution of the conversion rights granted under this Section 5, the Series A Conversion Price shall be subject to adjustment from time to time pursuant to this Section 5B subsequent to the initial issuance of the Series A Preferred Stock (including with respect to the applicable Prior Splits).

(ii) If and whenever on or after November 19, 2001, the Corporation issues or sells, or in accordance with Section 5C of this Part II is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Series A Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Series A Conversion Price shall be reduced to the lower of:

(a) the Series A Conversion Price then in effect minus an amount equal to the product of (x) the Series A Conversion Price in effect immediately prior to such issuance or sale less the lowest net price per share at which any such share of Common Stock has been issued or sold multiplied by (y) 0.50; and

(b) an amount determined by dividing (1) the sum of (x) the product derived by multiplying the Series A Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (y) the consideration, if any, received by the Corporation upon such issue or sale, by (2) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

(iii) Notwithstanding the foregoing, there shall be no adjustment in the Series A Conversion Price hereunder as a result of any issuance or sale of Common Stock (a) to employees, consultants, members of management or directors of the Corporation pursuant to and in accordance with the Corporation’s 1999 Stock Incentive Plan, (b) otherwise so long as aggregate Fair Market Value of such Common Stock does not exceed $1 million at any time after the original date of issuance and such issuance and sale has been approved by the Board of Directors, (c) to unaffiliated third parties in connection with any strategic alliances or mergers and acquisitions approved by a majority of the Investor Directors (as defined in Section 4A of Part III hereof), (d) in connection with the issuance and sale by the Corporation of Senior Convertible Secured Notes (the “Notes”) in the aggregate principal amount of up to $5.0 million pursuant to the Amended and Restated Senior Convertible Secured Note and Warrant Purchase Agreement, dated as of June 13, 2001, by and between the Corporation and the parties named therein (plus any additional principal amount necessary for the Corporation to satisfy the preemptive rights of security holders set forth in the Corporation’s Second Amended and Restated Stockholders Agreement, dated as of January 18, 2001, as such agreement may be amended from time to time) and warrants to purchase shares of Common Stock of the Corporation issued in connection with the sale of the Notes, and the issuance of shares of Common Stock upon exercise of the warrants and (e) in connection with issuance and sale by the Corporation of shares of the Series B Preferred Stock upon conversion of the Notes and pursuant to the Series B Purchase Agreement, and the issuance of Common Stock upon conversion of the Series B Preferred Stock.

5C. Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Section 5B of this Part II, the following shall be applicable:

(i) Issuance of Rights or Options. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Series A Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Series A Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Series A Conversion Price had been or are to be made pursuant to other provisions of this Section 5, no further adjustment of the Series A Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Series A Conversion Price in effect at the time of such change shall be immediately adjusted to the Series A Conversion Price which would have been in effect at such time had such Options or Series A Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of Section 5C of this Part II, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Series A Preferred Stock are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided, that no such change shall at any time cause the Series A Conversion Price hereunder to be increased.

(iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Series A Conversion Price then in effect hereunder shall be adjusted immediately to the Series A Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of Section 5C of this Part II, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Series A Preferred Stock shall not cause the Series A Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Series A Preferred Stock.

(v) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Fair Market Value thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Senior Securities (or, if no Senior Securities are outstanding, Series A Preferred Stock). If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Senior Securities (or, if no Senior Securities are outstanding, Series A Preferred Stock). The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

(vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

(vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

(viii) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

5D. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Series A Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Series A Conversion Price in effect immediately prior to such combination shall be proportionately increased.

5E. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an “Organic Change”. Subject to Section 2C of this Part II, prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred Stock then outstanding) to insure that each of the holders of Series A Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Series A Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series A Preferred Stock immediately prior to such Organic Change. Subject to Section 2C of this Part II, in each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred Stock then outstanding) to insure that the provisions of this Section 5 and Sections 1, 2 and 7 of this Part II shall thereafter be applicable to the Series A Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Series A Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Series A Preferred Stock, if the value so reflected is less than the Series A Conversion Price in effect immediately prior to such consolidation, merger or sale). In the event that such Organic Change is a Change of Control, unless the holders of 75% of the then outstanding shares of Series A Preferred Stock and 75% of the then outstanding shares of each class of Senior Securities have elected to receive the amounts payable to such holders under Section 2C of this Part II (and, in the case of the Series B Preferred Stock, Section 2C of Part III), in exchange for each share of Series A Preferred Stock, Series B Preferred Stock and, any

other Senior Securities, held by each such holder, the Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series A Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may he entitled to acquire.

5F. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation’s Board of Directors shall make an appropriate adjustment in the Series A Conversion Price so as to protect the rights of the holders of Series A Preferred Stock; provided, that no such adjustment shall increase the Series A Conversion Price as otherwise determined pursuant to this Section 5 or decrease the number of shares of Conversion Stock issuable upon conversion of each Series A Share.

5G. Notices.

(i) Immediately upon any adjustment of the Series A Conversion Price, the Corporation shall give written notice thereof to all holders of Series A Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

(ii) The Corporation shall give written notice to all holders of Series A Preferred Stock at least twenty (20) days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

(iii) The Corporation shall also give written notice to the holders of Series A Preferred Stock at least twenty (20) days prior to the date on which any Organic Change shall take place.

5H. Mandatory Conversion. Upon the consummation of a Qualified Public Offering, all outstanding shares of Series A Preferred Stock shall automatically convert into Common Stock in accordance with the terms of this Section 5H. Any mandatory conversion pursuant to this Section 5H shall only be effected at the time of and subject to the closing of the consummation of such Qualified Public Offering and upon written notice of such mandatory conversion delivered to all holders of Series A Preferred Stock at least thirty (30) days prior to such Qualified Public Offering.

Section 6. Purchase Rights. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Series A Preferred Stock shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder’s Series A Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

Section 7. Events of Noncompliance.

7A. Definition. An Event of Noncompliance shall have occurred if:

(i) the Corporation fails to make any redemption payment with respect to the Series A Preferred Stock which it is required to make hereunder for five days from the date such payment is due, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

(ii) the Corporation breaches or otherwise fails to perform or observe the covenants set forth in Sections 7.1(h), 7.3 and 7.4 of the Series A Purchase Agreement and if such breach or failure is of a type that is curable, fails to cure such breach within twenty (20) days of written notice thereof;

(iii) within the applicable survival period for such representation or warranty as set forth in the Series A Purchase Agreement, (a) it is discovered that any representation or warranty contained in Section 4.3 of the Series A Purchase Agreement was false or misleading in any material respect on the date made or (b) it is discovered that any representation or warranty contained in Section 4.5(b) of the Series A Purchase Agreement was false or misleading in any material respect on the date made;

(iv) the Corporation or any material Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any material Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any material Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any material Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any material Subsidiary or of any substantial part of the assets of the Corporation or any material Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any material Subsidiary and either (a) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within sixty (60) days;

(v) a judgment is rendered against the Corporation or any Subsidiary, the uninsured portion of which is in excess of $500,000 and, within sixty (60) days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within sixty (60) days after the expiration of any such stay, such judgment is not discharged; or

(vi) the Corporation or any Subsidiary defaults in the performance of any obligation or agreement if the effect of such default is to cause an amount exceeding $500,000 to become due prior to its stated maturity or to permit the holder or holders of any obligation to cause an amount exceeding $500,000 to become due prior to its stated maturity.

7B. Consequences of Events of Noncompliance.

(i) If an Event of Noncompliance (other than an Event of Noncompliance described in Paragraph 7A(v) or 7A(vi) of this Part II) has occurred, the dividend rate on the Series A Preferred Stock shall increase immediately by an increment of 2.0 percentage point(s). Thereafter, until such time as no Event of Noncompliance exists, the dividend rate shall increase automatically at the end of each succeeding 90-day period by an additional increment of 2.0 percentage point(s) (but in no event shall the dividend rate exceed ten percent (10%) solely in the event of the occurrence of an Event of Noncompliance described in Clause 7A(iii)(b) of this Part II or twenty percent (20%) in the event of any other applicable Event of Noncompliance). Any increase of the dividend rate resulting from the operation of this paragraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this paragraph.

(ii) If an Event of Noncompliance (other than an Event of Noncompliance described in Paragraph 7A(iv), 7A(v) or 7A(vi) of this Part II) has occurred, the holder or holders of a majority of the Series A Preferred Stock then outstanding and the holder or holders of a majority of the Series B Preferred Stock then outstanding, the holder or holders of a majority of any other class of Senior Securities then outstanding, each voting separately as a class, may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Preferred Stock owned by such holder or holders at a price per share equal to the applicable Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall give prompt written notice of such election by the holders of the Series A and Series B Preferred Stock and other Senior Securities to the other holders of Preferred Stock (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder’s Preferred Stock by giving written notice thereof to the Corporation within seven days after receipt of the Corporation’s notice. Subject to the prior redemption of the Senior Securities requested to be redeemed, the Corporation shall redeem all Series A Preferred Stock as to which rights under this paragraph have been exercised within fifteen (15) days after receipt of the initial demand for redemption.

(iii) If an Event of Noncompliance of the type described in Paragraph 7A(iv) of this Part II has occurred, subject to the prior redemption of the Senior Securities, all of the Series A Preferred Stock then outstanding shall be subject to immediate redemption by the Corporation (without any action on the part of the holders of the Series A Preferred Stock) at a price per share equal to the Series A Liquidation Value thereof (plus all accrued and unpaid dividends thereon). Subject to the prior redemption of Senior Securities, the Corporation shall immediately redeem all Series A Preferred Stock upon the occurrence of such Event of Noncompliance.

(iv) If an Event of Noncompliance (other than an Event of Noncompliance described in Paragraph 7A(v) or 7A(vi) of this Part II) has occurred and continues for a period of thirty (30) days, the Conversion Price of the Series A Preferred Stock shall be reduced immediately by 10% of the Conversion Price in effect immediately prior to such adjustment. Thereafter, other than with respect to an Event of Noncompliance described in Clause 7A(iii)(b) of this Part II (with respect to which there shall be no further adjustment to the Conversion Price pursuant to this sentence) until such time as no Event of Noncompliance exists, the Conversion Price shall be reduced at the end of each of the next four succeeding 90-day periods by an additional 10% of the Conversion Price in effect immediately prior to such adjustment.

(v) If any Event of Noncompliance exists, each holder of Series A Preferred Stock shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

Section 8. Registration of Transfer.

The Corporation shall keep at its principal office a register for the registration of Series A Preferred Stock. Upon the surrender of any certificate representing Series A Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred Stock represented by the surrendered certificate.

Section 9. Replacement.

Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Series A Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided, that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Section 10. Definitions.

For purposes of this Part II of Article FIFTH, the following terms shall have the following meanings:

“1999 Stock Incentive Plan” means the Corporation’s 1999 Stock Incentive Plan approved by the Corporation’s Board of Directors on July 22, 1999, and as amended and in effect from time to time.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close.

“Change of Control” means (a) any sale, transfer or issuance or series of sales, transfers and/or issuances of Common Stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term “group” is used under the Securities Exchange Act of 1934), other than the holders of Preferred Stock as of the date of issuance of such shares, beneficially owning (as such term is used in the Securities Exchange Act of 1934) more than 50% of the Common Stock outstanding at the time of such sale, transfer or issuance or series of sales, transfers and/or issuances, (b) any sale or transfer of all or substantially all of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Corporation’s Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of business) and (c) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Preferred Stock are not changed and the Preferred Stock is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation’s outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board of Directors immediately prior to the merger shall continue to own the Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board of Directors.

“Common Stock” means, collectively, the Corporation’s Common Stock, $0.0001 par value per share, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

“Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Paragraphs 5C(i) and 5C(ii) of this Part II of this Article FIFTH whether or not the Options or Convertible Securities are actually exercisable at such time.

“Conversion Stock” means shares of the Corporation’s Common Stock, $.0001 par value per share issuable upon conversion of Series A Preferred Stock; provided, that if there is a change such that the securities issuable upon conversion of Series A Preferred Stock are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term “Conversion Stock” shall mean one share of the security issuable upon conversion of Series A Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

“Convertible Securities” means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

“Fair Market Value” of any security means the average of the closing prices of such security’s sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq Stock Market System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the Nasdaq Stock Market System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of twenty-one (21) days consisting of the day as of which “Fair Market Value” is being determined and the twenty (20) consecutive Business Days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the Nasdaq Stock Market System or the over-the-counter market, the “Fair Market Value” shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Series A Preferred Stock and holders of a majority of each class of Senior Securities. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by a nationally recognized independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Series A Preferred Stock and the holders of a majority of each class of Senior Securities. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

“Junior Securities” means any capital stock or other equity securities of the Corporation, except for the Senior Securities.

“Liquidation Value” means the Series A Liquidation Value, the Series B Liquidation Value and liquidation value of any other Senior Security.

“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Organic Change” has the meaning given that term in Section 5E of this Part II.

“Person” means an individual, a partnership, a corporation, a limited liability company, a limited liability partnership, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Preferred Stock” shall mean Series A Preferred Stock and the Senior Securities.

“Qualified Public Offering” means the sale, in a firmly underwritten public offering registered under the Securities Act and underwritten by a nationally recognized investment bank approved by vote of a majority of the Board of Directors and the holders of a majority of each class of Senior Securities then outstanding (or, if no Senior Securities are outstanding, a majority of the outstanding Series A Shares), of shares of Common Stock resulting in gross proceeds to the Corporation of at least $30 million.

“Redemption Date” means the Series A Redemption Date, the Series B Redemption Date as defined in Section 10 of Part III and redemption date of any other Senior Security.

“Senior Securities” means any capital stock or other equity securities of the Corporation, including the Series B Preferred Stock, which by their terms, rank as to dividends or distribution of assets on liquidation, dissolution or winding up of the Corporation, senior to the Series A Preferred Stock, and which securities are approved, if necessary, under Section 7.4 of the Series A Purchase Agreement.

“Series A Liquidation Value” of any Series A Share as of any particular date shall be equal to $0.3528, adjusted for any combinations, consolidations or stock distributions, stock dividends or stock splits with respect to the Series A Shares subsequent to the initial issuance of the Series A Preferred Stock (including the applicable Prior Splits).

“Series A Purchase Agreement” means the Series A Preferred Stock Purchase Agreement, dated as of March 31, 2000, by and among the Corporation and certain investors, as such agreement has been and may be amended from time to time in accordance with its terms.

“Series A Redemption Date” as to any share has the meaning given that term in Section 3 of this Part II; provided, that no such Series A Redemption Date specified herein shall be a Series A Redemption Date unless the Series A Liquidation Value along with all accrued and unpaid dividends thereon is actually paid in full on such date, and if not so paid in full, the Series A Redemption Date shall be the date on which such amount is fully paid.

“Series B Liquidation Value” of any Series B Share as of any particular date shall be equal to 200% of the Series B Purchase Price.

“Series B Preferred Stock” means the Series B Convertible Participating Preferred Stock, $.0001 par value.

“Series B Purchase Agreement” means the Series B Preferred Stock Purchase Agreement, dated as of November 20, 2001, by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

“Series B Purchase Price” means $.00182 per Series B Share, adjusted for any combinations, consolidations or stock distributions, stock dividends or stock splits with respect to the Series B Shares subsequent to the initial issuance of the Series B Preferred Stock (including the applicable Prior Splits).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

Section 11. Amendment and Waiver.

No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 12 of this Part II without the prior written consent of the holders of at least a majority of the Series A Preferred Stock, and the holders of at least a majority of the Series B Preferred Stock, each voting separately as a class, outstanding at the time such action is taken.

Section 12. Notices.

Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be (i) delivered in person, (ii) transmitted by telecopy, (iii) sent by registered or certified mail, postage prepaid with return receipt requested, or (iv) sent by reputable overnight courier service, fees prepaid, to (x) the Corporation, at its principal executive offices and (y) to any stockholder, at such stockholder’s address or telecopy as it appears in the records of the Corporation (unless otherwise indicated in writing by any such stockholder). Notices shall be deemed given upon personal delivery, upon receipt of return receipt in the case of delivery by mail, upon acknowledgment by the receiving telecopier or one day following deposit with an overnight courier service.

III. SERIES B PREFERRED STOCK

All capitalized terms used in this Part III and not otherwise defined in this Part III shall have the respective meanings ascribed thereto in Section 10 of this Part III.

Section 1. Series B Dividends.

1A. General Obligation. When and as declared by the Corporation’s Board of Directors and to the extent permitted under the Delaware Business Corporation Law, the Corporation shall pay preferential dividends to the holders of the Series B Convertible Participating Preferred Stock (the “Series B Preferred Stock”) as provided in this Section 1. Except as otherwise provided herein, dividends on each share of the Series B Preferred Stock (a “Series B Share”) shall accrue, whether or not declared or paid, on a daily basis and compounded quarterly at the rate of eight percent (8%) per annum of the Series B Purchase Price thereof, from and including the date of issuance of such Series B Share to and including the first to occur of (i) the date on which the Series B Liquidation Value along with all accrued and unpaid dividends thereon is paid to the holder thereof in connection with either a Liquidation Event (as defined below) or the redemption of such Series B Share by the Corporation, (ii) the date on which such Series B Share is converted into shares of Conversion Stock hereunder or (iii) the date on which such Series B Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities and any Series A Preferred Stock. The date on which the Corporation initially issues any Series B Share shall he deemed to be its “date of issuance” regardless of the number of times transfer of such Series B Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Series B Share.

1B. Participating Dividends. In addition to the dividends referred to in Paragraph 1A of this Part III, if at any time during which any shares of Series B Preferred Stock remain outstanding, the Corporation declares, pays or sets apart for payment any dividends on the Common Stock, whether payable in cash, property or otherwise (a “Common Dividend”) other than dividends payable solely in shares in Common Stock, the Corporation shall also declare and pay to the holders of Series B Preferred Stock at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series B Preferred Stock had all of the outstanding Series B Preferred Stock been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date of which the record holders of Common Stock entitled to such dividends are to be determined.

Section 2. Liquidation.

2A. Payment of Preference. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), (a “Liquidation Event”), the assets of the Corporation available for distribution shall be distributed in accordance with the provisions of Section 2B of Part III of this Article FIFTH below. If upon any such Liquidation Event the Corporation’s assets to be distributed among the holders of the Series B Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2A, then the entire assets available to be distributed to the holders of the Corporation’s Series B Preferred Stock shall be distributed pro rata among the holders of the Series B Preferred Stock based upon the aggregate Series B Liquidation Value of all Series B Shares or the aggregate Series B Purchase Price of all Series B Shares, as the case may be, pursuant to Section 2B below, in each case along with all accrued and unpaid dividends thereon of the Series B Preferred Stock, held by each such holder. Not less than twenty (20) days prior to the payment date stated therein, the Corporation shall mail written notice of any such Liquidation Event to each record holder of Series B Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Series B Share, each Series A Share and each share of Common Stock in connection with such Liquidation Event.

2B. Payment and Participation. Upon any Liquidation Event, the assets of the Corporation available for distribution shall be distributed, subject to the rights of any holders of other Senior Securities which may be issued from time to time, in accordance with Paragraph 2B(i) or 2B(ii) below in the order and priority as listed below, whichever provides a greater return to both the holders of the Series B Preferred Stock and the Series A Preferred Stock (with all capitalized terms used in this Section 2B and not otherwise defined in this Fifth Amended and Restated Certificate of Incorporation having the respective meanings ascribed thereto in Paragraph 2B(iii) below):

(i) First, to the holders of the Series A Shares and the Series B Shares pro rata based on the First Series A Tranche and the First Series B Tranche until the holders of the Series A Preferred Stock have received, in the aggregate, an amount equal to $417.16 per Series A Share for each Series A Share held, adjusted for any combinations, consolidations or stock distributions, stock dividends or stock splits with respect to the Series A Shares subsequent to February 24, 2004 (the date of the filing of this Fifth Amended and Restated Certificate of Incorporation), and the holders of the Series B Preferred Stock have received, in the aggregate, an amount equal to $1.95 per Series B Share for each Series B Share held, adjusted for any combinations, consolidations or stock distributions, stock dividends or stock splits with respect to the Series B Shares subsequent to February 24, 2004 (the date of the filing of this Fifth Amended and Restated Certificate of Incorporation); and

Second, to the holders of the Series A Shares and the Series B Shares pro rata based on the aggregate Liquidation Value of the Series B Shares and the aggregate Series A Amount Upon Liquidation of the Series A Shares held by each such holder until the holders of the Series A Preferred Stock have received under this clause Second of Paragraph 2B(i) and clause First of Paragraph 2B(i) above, in the aggregate, for each Series A Share held, an amount equal to the Series A Amount Upon Liquidation, and the holders of the Series B Preferred Stock shall have received under this clause Second of Paragraph 2B(i) and clause First of Paragraph 2B(i) above, in the aggregate, for each Series B Share held, an amount equal to the Series B Liquidation Value;

Third, to the holders of the Series A Shares and the Series B Shares pro rata based on the aggregate Liquidation Value of the Series B Shares and the aggregate Series A Amount Upon Liquidation of the Series A Shares held by each such holder until the holders of the Series A Preferred Stock and the Series B Preferred Stock have received under clauses First, Second and Third of this Paragraph 2B(i), in the aggregate, an amount equal to the Total Series A Liquidation Amount and the Total Series B Liquidation Amount, as the case may be;

Fourth, to the holders of the Series A Shares pro rata based on the aggregate Liquidation Value of the Series A Shares until the holders of the Series A Preferred Stock have received under clauses First, Second, Third and Fourth of this Paragraph 2B(i), in the aggregate, an amount equal to the Series A Liquidation Value plus all accrued and unpaid dividends thereon for all Series A Shares held by them;

Fifth, to the holders of Series A Preferred Stock and Series B Preferred Stock, an amount equal to the sum of the aggregate Series A Purchase Price of all outstanding Series A Shares and the aggregate Series B Purchase Price of all outstanding Series B Shares, pro rata based on the aggregate Series A Purchase Price of the Series A Shares and the aggregate Series B Purchase Price of the Series B Shares, as the case may be, held by such holders;

Sixth, to the holders of outstanding Common Stock, an aggregate amount equal to $13,500,000, pro rata based on the number of shares of Common Stock held by each such holder; and

Seventh, the remaining assets of the Corporation available for distribution shall be distributed ratably among the holders of Common Stock and the holders of the Series A Preferred Stock on an as converted basis.

(ii) First, to the holders of Series B Preferred Stock, an amount equal to the aggregate Series B Purchase Price of all Series B Shares held by them plus all accrued and unpaid dividends thereon pro rata based on the aggregate Series B Purchase Price of the Series B Shares held by each such holder;

Second, to the holders of Series A Preferred Stock, an amount equal to the aggregate Series A Liquidation Value of all Series A Shares held by them plus all accrued and unpaid dividends thereon pro rata based on the aggregate Series A Liquidation Value of the Series A Shares held by each such holder;

Third, to the holders of outstanding Common Stock, an aggregate amount equal to $13,500,000, pro rata based on the number of shares of Common Stock held by each such holder; and

Fourth, the remaining assets of the corporation available for distribution shall be distributed ratably among the holders of Common Stock and holders of the Preferred Stock on an as converted basis.

(iii) For purposes of this Section 2B of Part III, the following terms shall have the following meanings:

(a) “First Series A Tranche” means the product of (i) $417.16, adjusted for any combinations, consolidations or stock distributions, stock dividends or stock splits with respect to the Series A Shares subsequent to February 24, 2004 (the date of the filing of this Fifth Amended and Restated Certificate of Incorporation) and (ii) the number of shares of Series A Preferred Stock outstanding.

(b) “First Series B Tranche” means the product of $1.95, adjusted for any combinations, consolidations or stock distributions, stock dividends or stock splits with respect to the Series B Shares subsequent to February 24, 2004 (the date of the filing of this Fifth Amended and Restated Certificate of Incorporation) and (ii) the number of shares of Series B Preferred Stock outstanding.

(c) “Series A Amount Upon Liquidation” means the Series A Liquidation Value if the Liquidation Event occurs after March 31, 2004, or fifty percent (50%) of the Series A Liquidation Value if the Liquidation Event occurs on or prior to March 31, 2004.

(d) “Total Series A Liquidation Amount” means the aggregate Series A Amount Upon Liquidation of all Series A Shares outstanding plus (A) all accrued and unpaid dividends thereon if the Liquidation Event occurs after March 31, 2004, or (B) fifty percent (50%) of the accrued and unpaid dividends thereon if the Liquidation Event occurs on or prior to March 31, 2004.

(e) “Total Series B Liquidation Amount” means the aggregate Series B Liquidation Value of all Series B Shares outstanding plus all accrued and unpaid dividends thereon.

(f) “Total Preferred Stock Liquidation Amount” means the sum of the Total Series A Liquidation Amount and the Total Series B Liquidation Amount.

2C. Change of Control. At the election of holders of at least 75% of the then outstanding shares of Series B Preferred Stock (whether or not such an election is made under Section 2C of Part II hereof), the occurrence of a Change of Control shall be deemed to be a Liquidation Event for purposes of this Section 2, and the holders of the Series B Preferred Stock shall be entitled to receive payment from the Corporation of the amounts payable with respect to the Series B Preferred Stock upon a Liquidation Event under this Section 2 in cancellation of their Series B Shares upon the consummation of any such transaction. In the event that the holders of the Series B Preferred Stock have not elected to receive such payment and such Change of Control constitutes an Organic Change, the provisions of Section 5E of this Part III shall be applicable to such Change in Control.

Section 3. Redemptions.

3A. Scheduled Redemptions. Subject to the provisions of this Section 3, on each of the dates specified below (each, a “Series B Redemption Date”), prior to the redemption of any shares of Series A Preferred Stock or any Junior Securities, if the Corporation shall have received Redemption Notices (as defined in Section 3C of this Part III below) from the holders of at least twenty-five percent (25%) of the outstanding Series B Shares, the Corporation shall on each of the dates specified below (each, a “Series B Redemption Date”) redeem, out of funds legally available therefor, the corresponding percentage specified below of the outstanding Series B Shares then held by any holder who provided a Redemption Notice at a price per Series B Share equal to the Series B Purchase Price along with any accrued and unpaid dividends thereon:

REDEMPTION DATE	SPECIFIED PERCENTAGE
March 31, 2004	50%
December 31, 2005	100%

In the event that as of any Series B Redemption Date the Corporation has not received Redemption Notices given in accordance with Section 3C of this Part III below from holders of at least twenty-five percent (25%) of the outstanding Series B Shares, the Corporation shall have no obligation to redeem any Series B Shares as to which a Redemption Notice has been received and such Redemption Notices shall be null and void.

3B. Redemption Payments. For each Series B Share which is to be redeemed hereunder, the Corporation shall be obligated on the applicable Series B Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation’s principal office of the certificate representing such Series B Share), out of funds legally available therefor, an amount in cash in immediately available funds equal to the Series B Purchase Price along with all accrued and unpaid dividends thereon (the “Series B Redemption Price”). If the funds of the Corporation legally available for redemption of Series B Shares on any Series B Redemption Date are insufficient to redeem the total number of Series B Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Series B Shares pro rata among the holders of the Series B Shares to be redeemed based upon the aggregate Series B Purchase Price (plus all accrued and unpaid dividends thereon) of such Series B Shares held by each such holder prior to the redemption of any Series A Shares or any Junior Securities. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Series B Shares, such funds shall immediately be used to redeem the balance of the Series B Shares which the Corporation has become obligated to redeem on any Series B Redemption Date but which it has not redeemed.

3C. Notice of Redemption. Each holder of Series B Preferred Stock electing to exercise its redemption rights under Section 3A of Part III above shall give written notice (a “Redemption Notice”) of its election to exercise to the Corporation not more than one hundred (100) nor less than ten (10) days prior to the date on which such redemption is to be made. A holder of Series B Shares may specify in a Redemption Notice that it elects to exercise its redemption rights as to less than the total number of Series B Shares as to which such holder is entitled to elect to exercise redemption rights. In case fewer than the total number of Series B Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Series B Shares shall be issued to the holder thereof without cost to such holder within five (5) Business Days after surrender of the certificate representing the redeemed Series B Shares.

3D. Dividends After Redemption Date. No Series B Share shall be entitled to any dividends accruing after the date on which the Series B Purchase Price along with any accrued and unpaid dividends thereon is paid to the holder of such Series B Share or set aside for payment. On such date, all rights of the holder of such Series B Share shall cease, and such Series B Share shall no longer be deemed to be issued and outstanding.

3E. Redeemed or Otherwise Acquired Series B Shares. Any Series B Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares of preferred stock and shall not be reissued or sold as shares of Series B Preferred Stock or transferred.

3F. Other Redemptions or Acquisitions. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any Series B Shares, except pursuant to and in accordance with the terms hereof.

Section 4. Voting Rights.

4A. Election of Directors. In the election of directors of the Corporation, the holders of the Series B Preferred Stock, voting separately as a class to the exclusion of all other classes of the Corporation’s capital stock, shall be entitled to elect three (3) directors (the “Investor Directors”) to serve on the Corporation’s Board of Directors until their successors are duly elected by the holders of the Series B Preferred Stock or they are removed from office by the holders of the Series B Preferred Stock. If the holders of the Series B Preferred Stock for any reason fail to elect a director to fill any such directorship, the election of an individual to such directorship shall be accomplished in accordance with the Corporation’s Bylaws and applicable law; provided, that the holders of the Series B Preferred Stock may subsequently remove and replace such person.

4B. Other Voting Rights. The holders of the Series B Preferred Stock shall be entitled to notice of all stockholders meetings in accordance with the Corporation’s bylaws, and except as otherwise required by applicable law, the holders of the Series B Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Series A Preferred Stock and Common Stock voting together as a single class with each share of Common Stock entitled to one vote per share and each share of Preferred Stock entitled to one vote for each share of Common Stock issuable upon conversion of such share of Preferred Stock as of the record date for such vote or, if no record date is specified, as of the date of such vote; provided, that the holders of Series B Preferred Stock shall not be entitled to vote to elect any directors other than the Investor Directors which such holders are entitled to elect pursuant to Section 4A of this Part III.

4C. Additional Rights. In addition to any vote or consent of stockholders required by law or the Certificate of Incorporation of the Corporation, so long as at least ten percent (10%) of the shares of the Series B Preferred Stock originally issued pursuant to the Series B Purchase Agreement and upon conversion of the Corporation’s Bridge Notes issued pursuant to the Bridge Note Purchase Agreement remains outstanding (or the shares of Common Stock issuable upon conversion thereof), approval of the holders of at least a majority of the Series B Shares, voting as a single class, given in person or by party, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting, validating or permitting:

(i) any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or the By-laws of the Corporation;

(ii) any authorization, issuance (other than in accordance with and pursuant to the Series B Purchase Agreement and upon conversion of Bridge Notes) or creation of, or increase in the authorized amount of, any shares of any class or series or any security of any class or series ranking senior to or in parity with or directly or indirectly convertible into any security ranking senior to or in parity with the shares of the Series B Preferred Stock;

(iii) any increase in the total number of authorized shares of Common Stock (including securities convertible into Common Stock or Preferred Stock) Preferred Stock or the designation or authorization of any future series of preferred stock;

(iv) any acquisition or transaction or series of related transactions by the Corporation or any subsidiary having a value greater than $500,000 (measured by the fair market value at the date of such transaction);

(v) any consolidation or merger involving the Corporation or any subsidiary of the Corporation or its subsidiaries (other than a consolidation or merger in which the Corporation is the surviving entity and the stockholders of the Corporation prior to the consolidation or merger continue to hold at least a majority of the voting power of the Corporation after the consolidation or merger), or any reclassification or recapitalization of any capital stock of the Corporation, any reorganization or restructuring of the Corporation, or any dissolution, liquidation, or winding up of the Corporation, or any sale of all or substantially all of the assets of the Corporation, or any agreement to become so obligated;

(vi) the incurrence of, or agreement to incur, any indebtedness in excess of $100,000;

(vii) enter into any transactions with any Affiliate other than transactions in the ordinary course of business and on terms as favorable as the Corporation or any subsidiary thereof shall have received with an independent third party;

(i) any declaration or payment of any dividends (other than dividends on Series B Shares) on or any declaration or making of any other distribution, directly or indirectly, through subsidiaries or otherwise, or the setting apart of any sum for any such purpose;

(viii) any redemption or repurchase of any class of equity securities (other than the Series B Preferred Stock as contemplated hereby);

(ix) any transaction or any act that would result in taxation of the holders of the Series B Preferred Stock under Section 305 of the Internal Revenue Code;

(x) increase the authorized number of directors constituting the Board of Directors above five (5) directors; and

(xi) any agreement to do any of the foregoing.

Section 5. Conversion.

5A. Conversion Procedure.

(i) Subject to the provisions of this Section 5, at any time and from time to time, any holder of Series B Preferred Stock may convert all or any portion of the Series B Preferred Stock (including any fraction of a Series B Share) held by such holder into a number of shares of Conversion Stock computed by dividing (A) the product of the number of Series B Shares to be converted multiplied by $.00182, adjusted for any combinations, consolidations or stock distributions, stock dividends or stock splits with respect to the Series B Shares subsequent to the initial issuance of the Series B Preferred Stock (including the applicable Prior Splits), by (B) the Series B Conversion Price then in effect.

(ii) Except as otherwise provided herein, each conversion of Series B Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series B Preferred Stock to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Series B Shares converted as a holder of Series B Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

(iii) The conversion rights of any Series B Share actually redeemed hereunder shall terminate on the applicable Series B Redemption Date for such Series B Share.

(iv) Notwithstanding any other provision hereof, if a conversion of Series B Preferred Stock is to be made in connection with a Qualified Public Offering, Change of Control or other transaction affecting the Corporation, the conversion of any Series B Shares may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

(v) As soon as possible after a conversion has been effected (but in any event within three (3) Business Days after notice of such conversion has been delivered to the Corporation, provided that such conversion has been effected by such date, in the case of clause (a) below), the Corporation shall deliver to the converting holder:

(a) a certificate or certificates representing the number of shares of Conversion Stock issuable upon such conversion of such Series B Shares surrendered for conversion, including the dividends distributed thereon immediately prior to such conversion, in such name or names and such denomination or denominations as the converting holder has specified;

(b) subject to clause 5A(vi), payment in an amount equal to all accrued and unpaid dividends with respect to each Series B Share converted plus the amount payable under paragraph (x) below with respect to such conversion; and

(c) a certificate representing any Series B Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

(vi) If at the time of any conversion, an Event of Noncompliance described in Paragraph 7(a)(i) or 7(a)(iv) of this Part III hereof shall have occurred and be continuing, any portion of the accrued and unpaid dividends on the Series B Preferred Stock may, at the converting holder’s option, be converted into an additional number of shares of Conversion Stock determined by dividing the amount of the unpaid dividends to be applied for such purpose, by the Series B Conversion Price then in effect. If the converting holder so elects, if the Corporation is not permitted under applicable law to pay any portion of the accrued and unpaid dividends on the Series B Preferred Stock being converted, the Corporation shall pay such amounts to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment and at the request of any such converting holder and the Corporation shall provide such holder with written evidence of its obligation to such holder.

(vii) The issuance of certificates for shares of Conversion Stock upon conversion of the Series B Preferred Stock shall be made without charge to the holders of such Series B Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock, excluding any tax or other charge imposed in connection with any transfer in connection with the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series B Preferred Stock were registered. Upon conversion of each Series B Share, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

(viii) The Corporation shall not close its books against the transfer of Series B Preferred Stock or of Conversion Stock issued or issuable upon conversion of Series B Preferred Stock in any manner which interferes with the timely conversion of Series B Preferred Stock. The Corporation shall assist and cooperate with any holder of Series B Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Series B Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

(ix) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of Series B Preferred Stock, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Series B Preferred Stock. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may he listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of Series B Preferred Stock.

(x) If any fractional interest in a share of Conversion Stock would, except for the provisions of this paragraph, be delivered upon any conversion of Series B Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Fair Market Value of such fractional interest as of the date of conversion.

(xi) If the shares of Conversion Stock issuable by reason of conversion of Series B Preferred Stock are convertible into or exchangeable for any other stock or securities of the Corporation, the Corporation shall, at the converting holder’s option, upon surrender of the Series B Shares to be converted by such holder as provided herein together with any notice, statement or payment required to effect such conversion or exchange of Conversion Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Conversion Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

5B. Series B Conversion Price.

(i) The initial Series B Conversion Price was $.00182. In order to prevent dilution of the conversion rights granted under this Section 5, the Series B Conversion Price shall be subject to adjustment from time to time pursuant to this Section 5B of this Part III (including with respect to the applicable Prior Splits). If and whenever on or after the initial issuance of the Series B Preferred Stock the Corporation issues or sells, or in accordance with Section 5C of this Part III is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Series B Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale, the Series B Conversion Price shall be reduced to the lowest net price per share at which any such share of Common Stock has been issued or sold.

(ii) Notwithstanding the foregoing, there shall be no adjustment in the Series B Conversion Price hereunder as a result of any issuance or sale of Common Stock (a) to employees, consultants, members of management or directors of the Corporation pursuant to and in accordance with the Corporation’s 1999 Stock Incentive Plan, (b) otherwise so long as aggregate Fair Market Value of such Common Stock does not exceed $1 million at any time after the original date of issuance and such issuance and sale has been approved by the Board of Directors, (c) to unaffiliated third parties in connection with any strategic alliances or mergers and acquisitions approved by a majority of the Investor Directors, (d) the issuance of shares of Common Stock upon exercise of the warrants to purchase shares of Common Stock of the Corporation issued in connection with the sale of the Bridge Notes pursuant to the Bridge Note Purchase Agreement.

5C. Effect on Series B Conversion Price of Certain Events. For purposes of determining the adjusted Series B Conversion Price under Section 5B of this. Part III, the following shall be applicable:

(i) Issuance of Rights or Options. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Series B Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Series B Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Series B Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Series B Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Series B Conversion Price had been or are to be made pursuant to other provisions of this Section 5, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Series B Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of Section 5C of this Part Ill, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Series B Preferred Stock are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided, that no such change shall at any time cause the Series B Conversion Price hereunder to be increased.

(iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Series B Conversion Price then in effect hereunder shall be adjusted immediately to the Series B Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of Section 5C of this Part III, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Series B Preferred Stock shall not cause the Series B Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Series B Preferred Stock.

(v) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration. except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Fair Market Value thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Series B Preferred Stock. If such parties arc unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Series B Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

(vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

(vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

(viii) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

5D. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Series 13 Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Series B Conversion Price in effect immediately prior to such combination shall be proportionately increased.

5E. Reorganization, Reclassification, Consolidation, Merger or Sale. Subject to Section 2C of this Part III, prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding) to insure that each of the holders of Series B Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Series B Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series B Preferred Stock immediately prior to such Organic Change. Subject to Section 2C of this Part III, in each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding) to insure that the provisions of this Section 5 and Sections 1, 2 and 7 of this Part III shall thereafter be applicable to the Series B Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Series B Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Series B Conversion Stock acquirable and receivable upon conversion of Series B Preferred Stock, if the value so reflected is less than the Series B Conversion Price in effect immediately prior to such consolidation, merger or sale). In the event that such Organic Change is a Change of Control, unless the holders of 75% of the then outstanding shares of Series B Preferred Stock and 75% of the then outstanding shares of Series A Preferred Stock have elected to receive the amounts payable to such holders under Section 2C of this Part III and Section 2C of Part II, respectively, in exchange for each share of Series B Preferred Stock and Series A Preferred Stock, respectively, held by each such holder, the Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

5F. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation’s Board of Directors shall make an appropriate adjustment in the Series B Conversion Price so as to protect the rights of the holders of Series B Preferred Stock; provided, that no such adjustment shall increase the Series B Conversion Price as otherwise determined pursuant to this Section 5 or decrease the number of shares of Conversion Stock issuable upon conversion of each Series B Share.

5G. Notices.

(i) Immediately upon any adjustment of the Series B Conversion Price, the Corporation shall give written notice thereof to all holders of Series B Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

(ii) The Corporation shall give written notice to all holders of Series B Preferred Stock at least twenty (20) days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

(iii) The Corporation shall also give written notice to the holders of Series B Preferred Stock at least twenty (20) days prior to the date on which any Organic Change shall take place.

5H. Mandatory Conversion. Upon the consummation of a Qualified Public Offering, all outstanding shares of Series B Preferred Stock shall automatically convert into Common Stock in accordance with the terms of this Section 51-1. Any mandatory conversion pursuant to this Section 511 shall only be effected at the time of and subject to the closing of the consummation of such Qualified Public Offering and upon written notice of such mandatory conversion delivered to all holders of Series B Preferred Stock at least thirty (30) days prior to such Qualified Public Offering.

Section 6. Purchase Rights. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Series B Preferred Stock shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder’s Series B Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

Section 7. Events of Noncompliance.

7A. Definition. An Event of Noncompliance shall have occurred if:

(i) the Corporation fails to make any redemption payment with respect to the Series A Preferred Stock or Series B Preferred Stock which it is required to make hereunder for five days from the date such payment is due, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

(ii) the Corporation breaches or otherwise fails to perform or observe the covenants set forth in Sections 7.1 (h), 7.2, 7.3 and 7.4 of the Series B Purchase Agreement and in Sections 7.1(h), 7.3 and 7.4 of the Series A Purchase Agreement and if such breach or failure is of a type that is curable, fails to cure such breach within twenty (20) days of written notice thereof;

(iii) within the applicable survival period for such representation or warranty as set forth in the Series B Purchase Agreement and Series A Purchase Agreement, (a) it is discovered that any representation or warranty contained in Article 4 of the Series B Purchase Agreement or Section 4.3 of the Series A Purchase Agreement, as the case may be, was false or misleading in any material respect on the date made or (b) it is discovered that any representation or warranty contained in Article 4 of the Series B Purchase Agreement or Section 4.5(b) of the Series A Purchase Agreement, as the case may be, was false or misleading in any material respect on the date made;

(iv) the Corporation or any material Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any material Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any material Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any material Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any material Subsidiary or of any substantial part of the assets of the Corporation or any material Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any material Subsidiary and either (a) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within sixty (60) days;

(v) a judgment is rendered against the Corporation or any Subsidiary, the uninsured portion of which is in excess of $500,000 and, within sixty (60) days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within sixty (60) days after the expiration of any such stay, such judgment is not discharged; or

(vi) the Corporation or any Subsidiary defaults in the performance of any obligation or agreement if the effect of such default is to cause an amount exceeding $500,000 to become due prior to its stated maturity or to permit the holder or holders of any obligation to cause an amount exceeding $500,000 to become due prior to its stated maturity.

7B. Consequences of Events of Noncompliance.

(i) If an Event of Noncompliance (other than an Event of Noncompliance described in Paragraph 7A(v) or 7A(vi) of this Part III) has occurred, the dividend rate on the Series B Preferred Stock shall increase immediately by an increment of 2.0 percentage point(s). Thereafter, until such time as no Event of Noncompliance exists, the dividend rate shall increase automatically at the end of each succeeding 90-day period by an additional increment of 2.0 percentage point(s) (but in no event shall the dividend rate exceed ten percent (10%) solely in the event of the occurrence of an Event of Noncompliance described in Clause 7A(iii)(b) of this Part III or twenty percent (20%) in the event of any other applicable Event of Noncompliance). Any increase of the dividend rate resulting from the operation of this paragraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this paragraph.

(ii) If an Event of Noncompliance (other than an Event of Noncompliance described in Paragraph 7A(iv), 7A(v) or 7A(vi) of this Part III) has occurred, the holder or holders of a majority of the Series B Preferred Stock then outstanding and holder or holders of a majority of Series A Preferred Stock then outstanding, each voting separately as a class, may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Preferred Stock owned by such holder or holders at a price per share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall give prompt written notice of such election by the holders of the Series A and Series B Preferred Stock to the other holders of Preferred Stock (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder’s Preferred Stock by giving written notice thereof to the Corporation within seven days after receipt of the Corporation’s notice. The Corporation shall redeem all Series B Preferred Stock as to which rights under this paragraph have been exercised within fifteen (15) days after receipt of the initial demand for redemption.

(iii) If an Event of Noncompliance of the type described in Paragraph 7A(iv) of this Part III has occurred, all of the Series B Preferred Stock then outstanding shall be subject to immediate redemption by the Corporation (without any action on the part of the holders of the Series B Preferred Stock) at a price per share equal to the Series B Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall immediately redeem all Series B Preferred Stock upon the occurrence of such Event of Noncompliance.

(iv) If an Event of Noncompliance (other than an Event of Noncompliance described in Paragraph 7A(v) or 7A(vi) of this Part III) has occurred and continues for a period of thirty (30) days, the Conversion Price of the Series B Preferred Stock shall be reduced immediately by 10% of the Conversion Price in effect immediately prior to such adjustment. Thereafter, other than with respect to an Event of Noncompliance described in Clause 7A(iii)(b) of this Part III (with respect to which there shall be no further adjustment to the Conversion Price pursuant to this sentence) until such time as no Event of Noncompliance exists, the Conversion Price shall be reduced at the end of each of the next four succeeding 90-day periods by an additional 10% of the Conversion Price in effect immediately prior to such adjustment.

(v) If any Event of Noncompliance exists, each holder of Series B Preferred Stock shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

Section 8. Registration of Transfer.

The Corporation shall keep at its principal office a register for the registration of Series B Preferred Stock. Upon the surrender of any certificate representing Series B Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate.

Section 9. Replacement.

Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Series B Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided, that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series B Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Section 10. Definitions.

For purposes of this Part III of Article FIFTH, the following terms shall have the following meanings:

“1999 Stock Incentive Plan” means the Corporation’s 1999 Stock Incentive Plan approved by the Corporation’s Board of Directors on July 22, 1999, and as amended and in effect from time to time.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close.

“Bridge Notes” means the Corporation’s outstanding Senior Convertible Secured Notes issued pursuant to the Bridge Note Purchase Agreement.

“Bridge Note Purchase Agreement” means Amended and Restated Senior Convertible Secured Note and Warrant Purchase Agreement, dated as of June 13, 2001, by and between the Corporation and the parties named therein.

“Change of Control” means (a) any sale, transfer or issuance or series of sales, transfers and/or issuances of Common Stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term “group” is used under the Securities Exchange Act of 1934), other than the holders of Preferred Stock as of the date of issuance of such shares, beneficially owning (as such term is used in the Securities Exchange Act of 1934) more than 50% of the Common Stock outstanding at the time of such sale, transfer or issuance or series of sales, transfers and/or issuances, (b) any sale or transfer of all or substantially all of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Corporation’s Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of business) and (c) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Preferred Stock are not changed and the Preferred Stock is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation’s outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board of Directors immediately prior to the merger shall continue to own the Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board of Directors.

“Common Stock” means, collectively, the Corporation’s Common Stock, $0.0001 par value per share, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

“Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Paragraphs 5C(i) and 5C(ii) of this Part III of this Article FIFTH whether or not the Options or Convertible Securities are actually exercisable at such time.

“Conversion Stock” means shares of the Corporation’s Common Stock, $0.0001 par value per share issuable upon conversion of Series B Preferred Stock; provided, that if there is a change such that the securities issuable upon conversion of Series B Preferred Stock are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term “Conversion Stock” shall mean one share of the security issuable upon conversion of Series B Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

“Convertible Securities” means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

“Fair Market Value” of any security means the average of the closing prices of such security’s sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq Stock Market System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the Nasdaq Stock Market System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of twenty-one (21) days consisting of the day as of which “Fair Market Value” is being determined and the twenty (20) consecutive Business Days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the Nasdaq Stock Market System or the over-the-counter market, the “Fair Market Value” shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Series B Preferred Stock and a majority of the Series A Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by a nationally recognized independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Series B Preferred Stock and holders of a majority of the Series A Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

“Initial Issue Date” shall mean the date that shares of Series B Preferred Stock are first issued by the Corporation.

“Junior Securities” means any capital stock or other equity securities of the Corporation, except for the Senior Securities.

“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Organic Change” has the meaning given that term in Section 5E of Part II herein.

“Person” means an individual, a partnership, a corporation, a limited liability company, a limited liability partnership, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Preferred Stock” shall mean Series A Preferred Stock and Series B Preferred Stock.

“Qualified Public Offering” means the sale, in a firmly underwritten public offering registered under the Securities Act and underwritten by a nationally recognized investment bank approved by vote of a majority of the Board of Directors and holders of a majority of the outstanding Series B Shares, of shares of Common Stock resulting in gross proceeds to the Corporation of at least $30 million.

“Senior Securities” means any capital stock or other equity securities of the Corporation, including the Series B Preferred Stock, which by their terms, rank as to dividends or distribution of assets on liquidation, dissolution or winding up of the Corporation, senior to the Series A Preferred Stock, and which securities are approved, if necessary, under Section 7.4 of the Series A Purchase Agreement.

“Series A Liquidation Value” of any Series A Share as of any particular date shall be equal to $.3528, adjusted for any combinations, consolidations or stock distributions, stock dividends or stock splits with respect to the Series A Shares subsequent to the initial issuance of the Series A Preferred Stock (including the applicable Prior Splits).

“Series A Purchase Agreement” means the Series A Preferred Stock Purchase Agreement, dated as of March 31, 2000, by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

“Series A Redemption Date” as to any share has the meaning given that term in Section 3 of Part II herein; provided, that no such Series A Redemption Date specified herein shall be a Series A Redemption Date unless the Series A Liquidation Value along with all accrued and unpaid dividends thereon is actually paid in full on such date, and if not so paid in full, the Series A Redemption Date shall be the date on which such amount is fully paid.

“Series B Liquidation Value” of any Series B Share as of any particular date shall be equal to 200% of the Series B Purchase Price.

“Series B Purchase Agreement” means the Series B Preferred Stock Purchase Agreement, dated as of November 20, 2001, by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

“Series B Purchase Price” means $.00182 per Series B Share, adjusted for any combinations, consolidations or stock distributions, stock dividends or stock splits with respect to the Series B Shares subsequent to the initial issuance of the Series B Preferred Stock (including the applicable Prior Splits).

“Series B Redemption Date” as to any share has the meaning given that term in Section 3 this Part III; provided, that no such Series B Redemption Date specified herein shall be a Series B Redemption Date unless the Series B Purchase Price along with all accrued and unpaid dividends thereon is actually paid in full on such date, and if not so paid in full, the Series B Redemption Date shall be the date on which such amount is fully paid.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

Section 11. Amendment and Waiver.

No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 12 of this Part III without the prior written consent of the holders of at least a majority of the Series B Preferred Stock outstanding at the time such action is taken.

Section 12. Notices.

Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be (i) delivered in person, (ii) transmitted by telecopy, (iii) sent by registered or certified mail, postage prepaid with return receipt requested, or (iv) sent by reputable overnight courier service, fees prepaid, to (x) the Corporation, at its principal executive offices and (y) to any stockholder, at such stockholder’s address or telecopy as it appears in the records of the Corporation (unless otherwise indicated in writing by any such stockholder). Notices shall be deemed given upon personal delivery, upon receipt of return receipt in the case of delivery by mail, upon acknowledgment by the receiving telecopier or one day following deposit with an overnight courier service.

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: In furtherance and not in limitation of the objects, purposes and powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

EIGHTH: The Corporation shall indemnify any director or officer of the Corporation and may indemnify any other person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. No amendment to or repeal of this Article EIGHTH shall apply to or have any effect on the rights of any individual referred to in this

Article EIGHTH for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

NINTH: The directors of the Corporation shall incur no personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director; provided, however, that the directors of the Corporation shall continue to be subject to liability (i) for any breach of their duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the directors derived an improper benefit. If the GCL is amended after the date of incorporation of the corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

TENTH: The Corporation reserves the right, subject to any limitations set forth herein, to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute.

ELEVENTH: Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

TWELFTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

IN WITNESS WHEREOF, the undersigned has caused this Fifth Amended and Restated Certificate of Incorporation to be signed by its Chairman of the Board this 24th day of February 2004.

By:	/s/ Marc Cummins
Marc Cummins
Chairman of the Board

Certificate of Merger

of

RP Acquisition Corporation, a Delaware corporation

into

RentPort, Inc., a Delaware corporation

* * * * *

Pursuant to Section 251(c) of the Delaware General Corporation Law

* * * * *

The undersigned, being the Surviving Corporation, hereby sets forth as follows:

FIRST: The names and state of incorporation of each of the constituent corporations to the merger are RP Acquisition Corporation., a Delaware corporation and RentPort, Inc., a Delaware corporation.

SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each constituent corporation in accordance with Section 228 and Section 251 of the Delaware General Corporation Law.

THIRD: The name of the Surviving Corporation is RentPort, Inc.

FOURTH: The Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety in the form attached hereto as Exhibit A.

FIFTH: The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation. The address of said principal place of business is 5889 South Greenwood Plaza Boulevard, Suite 201, Englewood, CO 80111.

SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

* * *

IN WITNESS WHEREOF, this certificate is hereby executed this 24th day of February, 2004.

RentPort, Inc.

By:	/s/ Michael Britti
Name:	Michael Britti
Title:	Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

RENTPORT, INC.

FIRST: The name of the Corporation is RentPort, Inc.

SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

THIRD: The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which this corporation is authorized to issue is: 1,000 shares of stock at $.001 par value.

FIFTH : The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SIXTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

RENTPORT, INC.

The undersigned, Denise Norgle, Secretary of RENTPORT, INC., does hereby certify as follows:

FIRST: That the name of the Corporation is RENTPORT, INC.

SECOND: That the Amended and Restated Certificate of Incorporation was filed in the Office of the Secretary of State of Delaware on the 24th day of February, 2004.

THIRD: That the Amended and Restated Certificate of Incorporation of said Corporation has been amended as follows:

“FIRST: The name of the corporation is TransUnion Rental Screening Solutions, Inc.”

FOURTH: That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being the Secretary hereinabove named, for the purpose of amending the Amended and Restated Certificate of Incorporation of the Corporation, pursuant to the General Corporation Law of the State of Delaware, does hereby certify the adoption of the amendment, declaring that the facts herein stated are true, and accordingly has hereunto signed this Certificate this 12th day of September, 2005.

RENTPORT, INC.

By:	/s/ Denise Norgle
Denise Norgle, Secretary